UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

STERICYCLE, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2014

Dear Stockholder:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 21, 2014 at 11:00 a.m. Central Daylight Time at the Hilton Garden Inn Chicago O’Hare Airport, 2930 South River Road, Des Plaines, Illinois 60018.

At the Annual Meeting, you will be asked to consider and vote on the following matters:

•	the election to the Board of the 9 nominees for director named in this proxy statement,

•

approval of our 2014 Incentive Stock Plan, under which stock options, stock appreciation rights, shares of restricted stock and restricted stock units may be awarded for up to a total of 2,500,000 shares of our common stock,

•	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014,

•	a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement (sometimes referred to as the “say-on-pay” vote),

•	a non-binding advisory resolution to recommend the frequency of a say-on-pay vote (every one, two or three years),

•	approval of an amendment to our amended and restated certificate of incorporation to give stockholders the right to call a special meeting, and

•	any other matter that properly comes before the meeting.

Only stockholders of record at the close of business on the record date of March 21, 2014 are entitled to vote at the Annual Meeting.

Admission to the Annual Meeting is by an admissions card. If you plan to attend the meeting in person, please complete and return the Admission Request Form on the back cover of this proxy statement and an admissions card will be mailed to you. If you are the beneficial owner of shares held in street name, you must also provide confirmation of your stock ownership with your Admission Request Form. All Admission Request Forms must be received by May 14, 2014. An admissions card is not transferable. If you need directions to the meeting, please call Investor Relations at (800) 643-0240 ext. 2012.

For the convenience of our stockholders of record who do not plan to attend the Annual Meeting in person but who want their shares voted, we have enclosed a proxy card. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided or go to www.proxyvote.com and follow the instructions. If you return your proxy card and later decide to attend the Annual Meeting in person, or if for any other reason you want to revoke your proxy, you may do so at any time before your proxy is voted.

For the Board of Directors

Charles A. Alutto	Mark C. Miller
President and Chief Executive Officer	Executive Chairman of the Board

April     , 2014

Lake Forest, Illinois

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this proxy statement. It does not contain all information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date:	11:00 a.m. Central Daylight Time on Tuesday, May 21, 2014

• Place:	Hilton Garden Inn Chicago O’Hare Airport

2930 South River Road

Des Plaines, Illinois 60018

• Record Date:	March 21, 2014

• Voting:	Stockholders as of the record date are entitled to vote.

• Attendance:	Admission to the meeting is by an admissions card. Stockholders who wish to attend the meeting in person must complete and return an Admissions Request Form by May 14, 2014 to receive an admissions card.

Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page
Election of 9 directors	FOR EACH NOMINEE	8
Approval of 2014 Incentive Stock Plan	FOR	30
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014	FOR	36
Advisory vote on executive compensation (the “say-on-pay” vote)	FOR	37
Advisory vote on frequency of the say-on-pay vote	FOR EVERY YEAR	38
Approval of amendment to Certificate of Incorporation	FOR	39

Board Nominees

The following table provides summary information about the nominees for director. Each director is elected by a majority of votes cast.

Nominee	Age	Director Since	Principal Occupation	Committees
Mark C. Miller	58	1992	Executive Chairman of the Board, Stericycle, Inc.	None
Jack W. Schuler	73	1990	Lead Director and former Chairman, Stericycle, Inc.; former president and chief operating officer, Abbott Laboratories; former chairman, Ventana Medical Systems, Inc.; co-founder and partner, Crabtree Partners LLC	• Nominating and Governance (Chair)
Charles A. Alutto	48	2012	President and Chief Executive Officer, Stericycle Inc.	None
Thomas D. Brown	66	2008	Former senior vice president and president of the diagnostics division, Abbott Laboratories	• Audit

Nominee	Age	Director Since	Principal Occupation	Committees
Thomas F. Chen	64	–	Former senior vice president and president of international nutrition, Abbott Laboratories	—
Rod F. Dammeyer	73	1998	Chairman, CAC, LLC; former vice chairman, Anixter International; former managing partner, Equity Group Investments, LLC.	• Audit (Chair) • Nominating and Governance
William K. Hall	70	2006	Former chairman and chief executive officer, Procyon Technologies, Inc.; former chairman and chief executive officer, Falcon Building Products, Inc.	• Audit
John Patience	66	1989	Chairman of the board of Accelerate Diagnostics, Inc.; co-founder and partner, Crabtree Partners LLC; former vice chairman, Ventana Medical Systems, Inc.; former partner, McKinsey & Company	• Nominating and Governance • Audit
Mike S. Zafirovski	60	2012	Former director, president and chief executive officer of Nortel Networks Corporation; former director, president and chief operating officer of Motorola, Inc.; former president and chief executive officer of General Electric Lighting	• Compensation

Compensation Highlights

Our compensation program is performance-oriented and designed to provide strong incentives to our executive officers to continue to improve our operating performance and thereby create value for all of our stockholders. The following table sets forth the 2013 compensation for each named executive officer as determined under SEC rules. See the notes accompanying the Summary Compensation Table on page 23 for more information.

Named Executive Officer	Salary	Bonus	Option Awards	All Other Compensation	Total Compensation
Charles A. Alutto	$348,077	$513,215	$3,176,224	$1,750	$4,039,266
Mark C. Miller	$144,423	$149,917	$1,164,616	$1,750	$1,460,706
Frank J.M. ten Brink	$307,269	$362,476	$1,482,238	$1,750	$2,153,733
Richard T. Kogler	$307,269	$362,476	$1,482,238	$1,750	$2,153,733
Michael J. Collins	$272,115	$290,333	$952,867	$1,750	$1,517,065

i

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28161 North Keith Drive

Lake Forest, Illinois 60045

PROXY STATEMENT

2014 Annual Meeting of Stockholders

To Be Held on May 21, 2014

In this proxy statement, “we,” “us,” “our” and the “Company” all refer to Stericycle, Inc.

GENERAL INFORMATION

Why did I receive this proxy statement and other materials?

The Board of Directors of Stericycle, Inc. is soliciting proxies to vote shares of our stock at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 21, 2014 at 11:00 a.m. Central Daylight Time, at the Hilton Garden Inn Chicago O’Hare Airport, 2930 South River Road, Des Plaines, Illinois 60018.

This proxy statement and our annual report to stockholders (which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2013), were first made available to stockholders on April __, 2014. Although both are made available together, our annual report to stockholders is not part of this proxy statement.

What will stockholders vote on at the Annual Meeting?

Stockholders will vote on following matters at the Annual Meeting:

•	the election to the Board of the 9 nominees for director named in this proxy statement (Item 1),

•

approval of our 2014 Incentive Stock Plan, under which stock options, stock appreciation rights, shares of restricted stock and restricted stock units may be awarded for up to a total of 2,500,000 shares of our common stock (Item 2),

•	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 (Item 3),

•	a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement (sometimes referred to as the “say-on-pay” vote) (Item 4),

•	a non-binding advisory resolution to recommend the frequency of a say-on-pay vote (every one, two or three years) (Item 5),

•	approval of an amendment to our amended and restated certificate of incorporation to give stockholders the right to call a special meeting (Item 6), and

•	any other matter that properly comes before the meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of the 9 nominees for election to the Board (Item 1),

•	FOR approval of our 2014 Incentive Stock Plan (Item 2),

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 (Item 3),

•	FOR the advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement (Item 4),

•	FOR EVERY YEAR as the frequency recommended by the resolution on the frequency of a say-on-pay vote (Item 5), and

•	FOR the approval of an amendment to our amended and restated certificate of incorporation to give stockholders the right to call a special meeting (Item 6).

Who may vote at the Annual Meeting?

Only stockholders of record as of the close of business on March 21, 2014 are entitled to vote at the Annual Meeting. Each outstanding share of common stock as of the record date is entitled to one vote on all matters that come before the meeting. There is no cumulative voting.

As of the record date of March 21, 2014, there were 85,090,911 shares of our common stock issued and outstanding.

Why did I receive only a one-page notice in the mail regarding the Internet availability of proxy materials instead of receiving a full set of printed proxy materials?

In accordance with the “notice and access” rules of the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials, including this proxy statement and our annual report to stockholders, over the Internet, and accordingly, we mailed our stockholders a Notice of Internet Availability of Proxy Materials on or about April     , 2014. This notice contains instructions how to access our proxy materials over the Internet, how to request a printed or electronic copy of these materials and how to vote by Internet, telephone or mail.

The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our stock registrar and transfer agent, Wells Fargo Shareowner Services, you are considered the stockholder of record for those shares and have the right to vote those shares directly. You may vote in person at the Annual Meeting or by proxy.

If your shares are held in an account at a brokerage firm, bank or other nominee (for convenient reference, a “broker”), you are considered the beneficial owner of those shares, which are said to be held in “street name,” and the broker is considered the stockholder of record for voting purposes. As the beneficial owner you cannot vote the shares in your account directly, but you have the right to instruct the broker how to vote them.

As a beneficial owner, you are invited to attend the Annual Meeting, but because you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a valid proxy from your broker.

If I am a stockholder of record, how do I vote?

You may vote in several ways. You may vote in person at the Annual Meeting, or you may vote by proxy over the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials.

In addition, if you request copies of our proxy materials in printed form, you may vote by completing and signing the proxy card included in the materials and returning it in the postage-paid envelope provided.

If I am a beneficial owner of shares held in street name, how do I instruct my broker how to vote?

If you are a beneficial owner of our stock, the Notice of Internet Availability of Proxy Materials was forwarded to you by your broker. You may instruct your broker how to vote over the Internet or by telephone by following the instructions provided in the Notice.

In addition, if you request copies of our proxy materials in printed form, you may instruct your broker how to vote by completing and signing the voting instruction card included in the materials and returning it in the postage-paid envelope provided.

What happens if I am a stockholder of record and sign and return the proxy card but do not make any voting choices?

The proxy holders (the persons named as proxies) will vote your shares in accordance with the Board’s voting recommendations for Items 1, 2, 3, 4, 5 and 6. See “What are the Board’s voting recommendations?” above.

We do not expect that any other matters will properly come before the Annual Meeting. If, however, any other matters do come before the meeting, the proxy holders will vote your shares in accordance with their judgment.

What happens if I am a beneficial owner of shares held in street name and do not give voting instructions to my broker?

Under the stock exchange and other rules governing brokers who are voting shares held in street name, brokers have authority to vote those shares at their discretion on routine matters but may not vote those shares on non-routine matters.

A “broker non-vote” occurs when your broker returns a proxy card for your shares held in street name but does not vote on a particular matter because (i) the broker has not received voting instructions from you and (ii) the broker does not have authority to vote on the matter without instructions because the matter is of a non-routine nature.

Which items to be voted on at the Annual Meeting are “routine” and which are “non-routine”?

The ratification of the appointment of our independent registered public accounting firm (Item 3) is considered a routine matter under the relevant rules. All of the other items to be voted on (Items 1, 2, 4, 5 and 6) are considered non-routine matters.

What is the quorum required for the Annual Meeting?

Holders of a majority of our outstanding shares entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the meeting.

If you are a stockholder of record and vote your shares by proxy, your shares will be counted for purposes of determining whether a quorum is present even if your voting choice is to abstain. Similarly, if you are a beneficial owner of shares held in street name and do not give voting instructions to your broker, your shares will be counted for purposes of determining whether a quorum is present if your broker votes your shares on any routine matter.

What are my choices in voting on the matters to be voted on at the Annual Meeting?

On Item 1 (the election of directors), you may vote “For” or “Against” each individual nominee or “Abstain” from voting on the nominee’s election.

On Item 2 (approval of our 2014 Incentive Stock Plan), Item 3 (ratification of the appointment of our independent registered public accounting firm), Item 4 (the say-on-pay vote) and Item 6 (approval of amendment to certificate of incorporation), you may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

On Item 5 (the frequency of a say-on-pay vote), you may vote for “Every Year,” “Every Two Years” or “Every Three Years,” or you may “Abstain” from voting on the proposal.

What are the voting requirements to approve the matters to be voted on at the Annual Meeting?

•

Item 1 (election of directors): Each nominee for election as a director must receive more “For” votes than “Against” votes in order to be elected as a director. Abstentions and broker non-votes will not have any effect on the voting.

•

Item 2 (approval of our 2014 Incentive Stock Plan): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “Against.”

•

Item 3 (ratification of the appointment of our independent registered public accounting firm): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “Against.”

•

Item 4 (the say-on-pay vote): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “Against.”

•

Item 5 (the frequency of a say-on-pay vote): The frequency recommended under this proposal will be the frequency with the highest number of votes cast by stockholders present in person or represented by proxy, entitled to vote and voting. Abstentions and broker non-votes will not have any effect on the voting.

•

Item 6 (approval of amendment to certificate of incorporation): This proposal requires for approval the affirmative vote of a majority of the shares outstanding as of the record date (March 21, 2014). Abstentions and broker non-votes will have the same effect as a vote “Against.”

Can I change my vote after I have voted?

If you are a stockholder of record, you may change your vote by voting again over the Internet or by telephone (before those voting facilities are closed at 11:59 p.m. Eastern Daylight Time on May 20, 2014) or by returning a new, properly completed proxy card bearing a later date than the date of your original proxy card. In addition, you may revoke your proxy by attending the Annual Meeting in person and requesting to vote.

Attendance at the meeting in person will not, by itself, revoke your proxy. You may also revoke your proxy any time before the final vote at the Annual Meeting by filing a signed notice of revocation with the Secretary of the Company at 28161 North Keith Drive, Lake Forest, Illinois 60045.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions to your broker over the Internet or by telephone (before those voting facilities are closed at 11:59 p.m. Eastern Daylight Time on May 20, 2014).

How can I find out the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a current report on Form 8-K which we will file with the SEC within four business days following the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation. Some of our officers and employees may solicit proxies by personal conversations, telephone, regular mail or email, but they will not receive any additional compensation for doing so. We will reimburse brokers and others for their reasonable charges and expenses in forwarding our proxy materials to stockholders who are beneficial owners of shares of our stock.

How can I attend the Annual Meeting?

We encourage our stockholders to attend the Annual Meeting. Admission to the meeting is by an admissions card. If you plan to attend the meeting in person, please complete and return the Admission Request Form on the back cover of this proxy statement and an admissions card will be mailed to you. If you are the beneficial owner of shares held in street name, you must also provide confirmation of your stock ownership with your Admission Request Form (for example, by providing a copy of a brokerage firm statement).

All Admission Request Forms must be received by May 14, 2014. An admissions card is not transferable and will admit only the stockholder or stockholders to whom it was issued. If you need directions to the meeting, please call Investor Relations at (800) 643-0240 ext. 2012.

STOCK OWNERSHIP

Stock Ownership by Directors and Officers

The following table provides information about the beneficial ownership of shares of our common stock as of the record date of March 21, 2014 by (1) each of our directors and nominees for director, (2) each of our executive officers listed in the Summary Compensation Table on page 23 and (3) all of our directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors (and nominees)
Mark C. Miller(3)(4)	1,068,932	1.3%
Jack W. Schuler(3)	1,279,771	1.5%
Charles A. Alutto(5)	133,323	*
Thomas D. Brown	43,241	*
Thomas F. Chen	—	*
Rod F. Dammeyer(3)	76,136	*
William K. Hall	38,031	*
Jonathan T. Lord, M.D.	66,388	*
John Patience(3)	251,394	*
Ronald G. Spaeth	39,313	*
Mike S. Zafirovski	5,168	*
Officers
Frank J.M. ten Brink(3)	178,242	*
Richard T. Kogler	106,581	*
Michael J. Collins	85,901	*
All directors and executive officers as a group (13 persons)	3,372,421	4.0%

*	Less than 1%.

(1)	This column includes shares of common stock issuable upon the exercise of stock options exercisable as of or within 60 days after March 21, 2014. These shares are held as follows: Mr. Miller, 837,726 shares; Mr. Alutto, 132,969 shares; Mr. Schuler, 12,565 shares; Mr. Brown, 43,241 shares; Mr. Dammeyer, 40,006 shares; Mr. Hall, 29,031 shares; Dr. Lord, 66,288 shares; Mr. Patience, 57,932 shares; Mr. Spaeth, 39,313 shares; Mr. ten Brink, 152,809 shares; Mr. Kogler, 94,690 shares; and Mr. Collins, 77,858 shares.

(2)	Shares of common stock issuable under a stock option exercisable as of or within 60 days after March 21, 2014 are considered outstanding for purposes of computing the percentage of the person holding the option but are not considered outstanding for purposes of computing the percentage of any other person.

(3)	The shares shown as beneficially owned by Mr. Schuler include 848,583 shares owned by trusts for his benefit and 29,340 shares owned by his wife, regarding the latter of which Mr. Schuler disclaims any beneficial ownership. The shares shown as beneficially owned by Mr. Dammeyer include 28,630 shares owned by a trust for his benefit. The shares shown as beneficially owned by Mr. Patience include 1,000 shares owned by his wife, regarding which Mr. Patience disclaims any beneficial ownership. The shares shown as beneficially owned by Mr. ten Brink include 80 shares owned by his wife, regarding which Mr. ten Brink disclaims any beneficial ownership.

(4)	Mr. Miller, who is Executive Chairman of the Board, is also considered an executive officer.

(5)	Mr. Alutto is also our President and Chief Executive Officer.

Stock Ownership of Certain Stockholders

The following table provides information about the beneficial ownership of our common stock by each person who was known to us to be the beneficial owner as of the record date (March 21, 2014) of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,736,982	6.7%

Brown Advisory Incorporated(2) 901 South Bond Street, Ste. 400 Baltimore, Maryland 21231	5,085,570	5.9%

BlackRock, Inc.(3) 40 East 52nd Street New York, New York 10022	4,858,363	5.7%

(1)	The shares shown as beneficially owned are derived from the Schedule 13G (Amendment No. 3) that The Vanguard Group, Inc. filed with the U.S. Securities and Exchange Commission on February 12, 2014.

(2)	The shares shown as beneficially owned are derived from the Schedule 13G (Amendment No. 2) that Brown Advisory Incorporated filed with the U.S. Securities and Exchange Commission on February 7, 2014.

(3)	The shares shown as beneficially owned are derived from the Schedule 13G that BlackRock, Inc. filed with the U.S. Securities and Exchange Commission on January 30, 2014.

Item 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 10 directors. However, two of our incumbent directors, Jonathan T. Lord, M.D. and Ronald G. Spaeth, have declined to seek reelection to the Board. As a result, the Nominating and Governance Committee and the Board have unanimously nominated Thomas F. Chen for election to the Board by our stockholders and, in accordance with our bylaws, the Board has fixed the number of directors constituting the Board at nine. With the exception of Mark C. Miller, our Executive Chairman of the Board, and Charles A. Alutto, our President and Chief Executive Officer, all of our directors are outside directors (i.e., directors who are neither officers nor employees of ours). The Board has determined that all of our outside directors are independent under the applicable listing standards of the NASDAQ Global Select Market.

Each director elected at the Annual Meeting will hold office until our annual meeting of stockholders in 2015 or until his successor is elected and qualified.

Other than Mr. Chen, all nominees for election as directors are incumbent directors. The election of directors is uncontested.

Voting in Uncontested Director Elections

Under an amendment to our bylaws that our Board of Directors adopted in March 2011, a nominee for election as a director must receive a majority of the votes cast in order to be elected as a director in an uncontested election (an election in which the number of nominees for election is the same as the number of directors to be elected). In other words, the nominee must receive more “for” votes than “against” votes, with abstentions and broker non-votes not having any effect on the voting.

If a nominee for election as a director is an incumbent director and the nominee is not re-elected, Delaware law provides that the director continues to serve as a “holdover” director until his successor is elected and qualified or until he resigns. Under our amended bylaws, an incumbent director who is not re-elected is required to tender his resignation as a director. Our Nominating and Governance Committee will review the circumstances and recommend to the Board whether to accept or reject the director’s resignation or take any other action. The Board is required to act on this recommendation and publicly disclose its decision and the rationale behind its decision within 90 days from the date that the election results are certified.

Nominees for Director

The following table provides information about the nominees for election as directors.

Nominee	Position with the Company	Age
Mark C. Miller	Executive Chairman of the Board of Directors	58
Jack W. Schuler	Lead Director	73
Charles A. Alutto	President, Chief Executive Officer, Director	48
Thomas D. Brown	Director	66
Thomas F. Chen	Director	64
Rod F. Dammeyer	Director	73
William K. Hall	Director	70
John Patience	Director	66
Mike S. Zafirovski	Director	60

Mark C. Miller has served as our Executive Chairman since January 2013 and director as of May 1992. He became our Chief Executive Officer in May 1992 and Chairman of the Board of Directors in August 2008. From May 1989 until joining us, Mr. Miller served as vice president for the Pacific, Asia and Africa in the international division of Abbott Laboratories, a diversified health care company, which he joined in 1976 and where he held a number of management and marketing positions. Mr. Miller serves as a director of Accelerate Diagnostics, Inc., a developer of automated diagnostics systems, and formerly served as a director of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. He received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa. Mr. Miller was selected by Morningstar, Inc. as its “2009 CEO of the Year.”

Jack W. Schuler has served as the Lead Director of our Board of Directors since August 2008 and served as our Chairman of the Board from January 1990 until becoming Lead Director. From January 1987 to August 1989 he served as president and chief operating officer of Abbott Laboratories, a diversified health care company, where he served as a director from April 1985 to August 1989. Mr. Schuler serves as a director of Hansen Medical, Inc., a developer and manufacturer of medical robotics technology, Quidel Corporation, a developer and manufacturer of point-of-care diagnostic tests, and Accelerate Diagnostics, Inc., a developer of automated diagnostics systems, and formerly served as chairman of the board of directors of Ventana Medical Systems, Inc., and as a director of Medtronic, Inc., Amgen Incorporated, Chiron Corporation, Elan Corporation, plc, and ICOS Corporation. He is a co-founder of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, and is a trustee of Carleton College. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

Charles A. Alutto has served as our President and Chief Executive Officer since January 2013 and as a director since November 2012. He joined us in May 1997 following our acquisition of the company where he was then employed. He became an executive officer in February 2011 and served as President, Stericycle USA. He previously held various management positions with us, including vice president and managing director of SRCL Europe and corporate vice president of our large quantity generator business unit. Mr. Alutto received a B.S. degree in finance from Providence College and a M.B.A. degree in finance from St. John’s University.

Thomas D. Brown has served as a director since May 2008. From 1974 until his retirement in 2002, Mr. Brown held various sales, marketing and management positions at Abbott Laboratories, where he served as a senior vice president and president of the diagnostics division from 1998 to 2002 and as corporate vice president for worldwide commercial operations from 1993 to 1998. He is a director of Quidel Corporation and Cepheid, a molecular diagnostics company, and formerly served as a director of Ventana Medical Systems, Inc. Mr. Brown received a B.A. degree from the State University of New York at Buffalo.

Thomas F. Chen has been nominated for election to our Board of Directors at the Annual Meeting. Mr. Chen served as senior vice president and president of international nutrition of Abbott Laboratories before retiring in 2010. During his 22-year career at Abbott, Mr. Chen served in a number of roles with expanded responsibilities, primarily in Pacific/Asia/Africa where he oversaw expansion into a number of emerging markets. Prior to Abbott, he held several management positions at American Cyanamid Company, which later merged with Pfizer. He is a director of Baxter International Inc. and formerly served as a director of Cyanotech Corporation. Mr. Chen received a Bachelor’s degree in International Business from National Cheng Chi University in Taipei, Taiwan, and a M.B.A. degree from Indiana University.

Rod F. Dammeyer has served as a director since January 1998. He is the chairman of CAC, LLC, a private company providing capital investment and management advisory services, and is the former vice chairman of Anixter International, where he served from 1985 until February 2001, and the former managing partner of corporate investments of Equity Group Investments, L.L.C., where he served from 1995 until June 2000. Mr. Dammeyer serves as a director of Quidel Corporation, a developer and manufacturer of point-of-care diagnostic tests, and as an independent trustee of various Invesco funds, and formerly served as a director of Ventana Medical Systems, Inc. prior to its being acquired in February 2008 and as a director of The Scripps Research Institute. Mr. Dammeyer received a B.S. degree in accounting from Kent State University.

William K. Hall has served as a director since August 2006. He is a private equity investor who served from 2000 to 2009 as chairman of the board and chief executive officer of Procyon Technologies, Inc., a privately-

owned holding company. From 1994 to 2000, Mr. Hall was chairman and chief executive officer of Falcon Building Products, Inc., a manufacturer and distributor of residential and commercial construction and home improvement products. He serves as a director of Actuant Corporation, a diversified industrial products manufacturer, and W.W. Grainger, a supplier of facilities maintenance products, and as a trustee of the Rush University Medical Center. Mr. Hall received a B.S.E. degree in aeronautical engineering, a M.S. degree in mathematical statistics, and M.B.A. and Ph.D. degrees in business from the University of Michigan.

John Patience has served as a director since our incorporation in March 1989. He is a co-founder and partner of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. He is currently the chairman of the board and a director of Accelerate Diagnostics, Inc., a developer of automated diagnostics systems. He formerly served as a director and vice chairman of the board of directors of Ventana Medical Systems, Inc., a public company prior to its being acquired in February 2008. From January 1988 to March 1995, he was a general partner in a venture capital firm which he co-founded and which led our pre-IPO funding. He was previously a partner in the consulting firm of McKinsey & Company, specializing in health care. Mr. Patience received B.A. and LL.B. degrees from the University of Sydney in Sydney, Australia, and a M.B.A. degree from the Wharton School of Business of the University of Pennsylvania.

Mike S. Zafirovski has served as a director since November 2012. Mr. Zafirovski is the founder and president of The Zaf Group LLC, a management consulting and investment firm established in November 2012. Mr. Zafirovski has served as an executive advisor to The Blackstone Group since October 2011. From November 2005 to August 2009, Mr. Zafirovski served as the president and chief executive officer and a director of Nortel Networks Corporation. Prior to that, he was the president and chief operating officer and a director of Motorola, Inc. from July 2002 to January 2005, and remained a consultant to and a director of Motorola until May 2005. He served as executive vice president and president of the personal communications sector of Motorola from June 2000 to July 2002. Prior to joining Motorola, Mr. Zafirovski spent nearly 25 years with General Electric Company, where he served in management positions, including 13 years as president and chief executive officer of five businesses in the consumer, industrial and financial services areas, his most recent being president and chief executive officer of GE Lighting from July 1999 to May 2000. Mr. Zafirovski also serves as a director of The Boeing Company and three private companies (Apria Healthcare Group Inc., and non-executive chairman of the board for DJO Global, Inc. and Polymer Group Inc.). He received a B.A. degree in mathematics from Edinboro University in Pennsylvania.

Director Qualifications

We believe that our 9 director nominees possess the experience, qualifications and skills that warrant their election as directors. Our directors have in common, among other qualities, a breadth of business experience, seasoned judgment and an insistence on looking beyond the next quarter or the next year in directing and supporting our management. From their service on the boards of other public and private companies, our directors also bring to us the insights that they gain from the operating policies, governance structures and growth dynamics of these other companies.

Our directors individually bring to the Board a wide range of experience, backgrounds and knowledge. Among other things that each of our directors brings: Mr. Miller brings a wealth of knowledge of our industry; Mr. Alutto brings experience in sales and marketing, operations, and general management of our industry; Mr. Schuler brings experience managing the operations of a multinational healthcare company and knowledge of the dynamics of the healthcare industry; Mr. Brown brings experience managing the operations of a multinational diagnostics business; Mr. Chen brings experience in managing and expanding the operations of a multinational nutrition business in Asia and emerging markets; Mr. Dammeyer brings experience in a very wide range of businesses; Mr. Hall brings experience in developing, managing and expanding global manufacturing companies; Mr. Patience brings experience with public and private healthcare companies; and Mr. Zafirovski brings experience managing the operations of multinational communications and technology companies.

When the Board elected Mr. Zafirovski as a director in November 2012, it was aware that Nortel Networks Corporation had filed for bankruptcy protection in January 2009 while Mr. Zafirovski was serving as its president and chief executive officer and a director. The Board concluded that this event did not impair Mr. Zafirovski’s ability to serve as one of the Company’s directors.

Committees of the Board

Our Board of Directors has standing Compensation, Audit, and Nominating and Governance Committees. All of the members of each committee are outside directors who are independent under the applicable listing standards of the NASDAQ Global Select Market.

Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors concerning the base salaries and cash bonuses of our executive officers and reviews our employee compensation policies generally. The Committee also administers our stock option plans as they apply to our executive officers. In addition, the Committee periodically reviews our compensation practices to evaluate whether they pose enterprise or other risks to us.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, the qualifications and experience of our independent accountants, the performance of our internal audit function and our independent accountants, and our compliance with legal and regulatory requirements.

The Audit Committee reviews our risk management policies and practices and reports any significant issues to the Board. Matters of risk management are brought to the Committee’s attention by our Executive Vice President and Chief Financial Officer, who fills the functional role of our chief risk officer, or by our chief regulatory compliance officer or our principal internal auditor, who focuses on potential weaknesses that could result in a failure of an internal control process. Our management reviews and reports on potential areas of risk at the Committee’s request or at the request of other members of the Board.

Nominating and Governance Committee

The Nominating and Governance Committee identifies and evaluates possible nominees for election to the Board of Directors and recommends to the Board a slate of nominees for election at the annual meeting of stockholders. The Committee also recommends to the Board director assignments to the Board’s committees. In addition, the Committee develops, recommends to the Board and oversees the implementation of our corporate governance policies and practices.

The Committee considers a variety of factors in evaluating a candidate for selection as a nominee for election as a director. These factors include the candidate’s personal qualities, with a particular emphasis on probity, independence of judgment and analytical skills, and the candidate’s professional experience, educational background, knowledge of our business and healthcare services generally, and experience serving on the boards of other public companies. In evaluating a candidate’s qualification for election to the Board, the Committee also considers whether and how the candidate would contribute to the Board’s diversity, which we define broadly to include gender and ethnicity as well as background, experience and other individual qualities and attributes. The Committee has not established any minimum qualifications that a candidate must possess. In determining whether to recommend an incumbent director for re-election, the Committee also considers the director’s preparation for and participation in meetings of the Board of Directors and the committee or committees of the Board on which the director serves.

In identifying potential candidates for selection in the future as nominees for election as directors, the Committee relies on suggestions and recommendations from the other directors, management, stockholders and others and, when appropriate, may retain a search firm for assistance. The Committee will consider candidates proposed by stockholders and will evaluate any candidate proposed by a stockholder on the same basis that it evaluates any other candidate. Any stockholder who wants to propose a candidate should submit a written recommendation to the Committee indicating the candidate’s qualifications and other relevant biographical information and providing preliminary confirmation that the candidate would be willing to serve as a director. See page 14 “Communications with the Board.”

Committee Charters

The charters of the Compensation, Audit, and Nominating and Governance Committees are available on our website, www.stericycle.com.

Committee Members and Meetings

The following table provides information about the membership of the committees of the Board of Directors during 2013:

Director	Compensation Committee		Audit Committee		Nominating and Governance Committee
Jack W. Schuler					x	*
Thomas D. Brown			x
Rod F. Dammeyer(1)			x	*	x
William K. Hall			x
Jonathan T. Lord, M.D.	x	*			x
John Patience			x		x
Ronald G. Spaeth	x
Mike S. Zafirovski	x

*	Chairman of committee

(1)	The Board of Directors has determined that Mr. Dammeyer, the Chairman of the Audit Committee, is an audit committee financial expert as described in the applicable rules of the U.S. Securities and Exchange Commission.

Our Board of Directors held five meetings in person or by teleconference during 2013 and acted without a formal meeting on a number of occasions by the unanimous written consent of the directors. The Audit Committee held eight meetings in person or by teleconference during the year. The Compensation Committee held two meetings during the year, one in person and one by teleconference. The Nominating and Governance Committee held two meetings in person during the year.

All of our directors attended in person or participated by teleconference in all of the meetings of the Board of Directors during 2013, with the exception that two directors missed a telephonic meeting. All of the members of the Audit, Compensation and Nominating and Governance Committees attended in person or participated by teleconference in all of the meetings of those committees during the year, with the exception that one member of the Audit Committee missed three meetings, another member of the Audit Committee missed two meetings, and a third member of the Audit Committee missed one meeting.

We encourage our directors to attend the annual meeting of stockholders. All of the nominees for election as directors attended the 2013 Annual Meeting of Stockholders, and we anticipate that all of our directors will attend this year’s Annual Meeting.

Lead Director

We amended our bylaws in August 2008 and November 2012 to require the Board of Directors to appoint one of our outside directors as the Lead Director if and when our president and chief executive, or any other officer or employee, is serving as the Executive Chairman of the Board. The Lead Director is required to be independent under the listing standards of the NASDAQ Global Select Market, and serves at the Board’s pleasure until the next election of directors by the stockholders.

Working with the Executive Chairman of the Board, the Lead Director is responsible for coordinating the scheduling and agenda of board meetings and the preparation and distribution of agenda materials. The Lead Director presides when the Board meets in executive session or in the absence of the Executive Chairman of the Board and may call special meetings of the Board when he considers appropriate. In general, the Lead Director oversees the scope, quality and timeliness of the flow of information from our management to the board and serves as an independent point of contact for stockholders wishing to communicate with the Board other than through the Executive Chairman of the Board.

In August 2008, our Chairman of the Board, Jack W. Schuler, resigned as Chairman after serving for more than 18 years, and our Board appointed Mr. Schuler as our Lead Director and appointed our then President and Chief Executive Officer, Mark C. Miller, who had served in these positions for more than 16 years, to the additional position of Chairman of the Board. Effective January 2013, Mr. Miller assumed the position of Executive Chairman of the Board and Charles A. Alutto became our President and Chief Executive Officer.

Corporate Governance

Executive Sessions of the Board

Our Board of Directors excuses Mr. Alutto, our President and Chief Executive Officer, as well as any of our other executive officers who may be present by invitation, from a portion of each meeting of the Board in order to allow the Board, with our Lead Director presiding, to review Mr. Alutto’s performance as President and Chief Executive Officer and to enable each director to raise any matter of interest or concern without the presence of management.

Board Evaluation

Our directors annually review the performance of the Board of Directors and its committees and the performance of their fellow directors by completing confidential evaluation forms that are returned to Mr. Schuler as the Chairman of the Nominating and Governance Committee. At a subsequent meeting of the Board, Mr. Schuler leads a discussion with the full Board of any issues and suggestions for improvement identified in his review of these evaluation forms.

Policy on Related Party Transactions

The Board of Directors has adopted a written policy requiring certain transactions with related parties to be approved in advance by the Audit Committee. For purposes of this policy, a related party includes any director or executive officer or an immediate family member of any director or executive officer. The transactions subject to review include any transaction, arrangement or relationship (or any series of similar transactions, arrangements and relationships) in which (i) we or one of our subsidiaries will be a participant, (ii) the aggregate amount involved exceeds $100,000 and (iii) a related party will have a direct or indirect interest. In reviewing proposed transactions with related parties, the Audit Committee considers the benefits to us of the proposed transaction, the potential effect of the proposed transaction on the director’s independence (if the related party is a director), and the terms of the proposed transaction and whether those terms are comparable to the terms available to an unrelated third party or to employees generally. There were no transactions during 2013 that required the Audit Committee’s approval.

Succession Planning

The Board of Directors annually reviews and approves our succession planning for our Chief Executive Officer, our other executive officers and a number of other officers.

Required Resignation on Change in Job Responsibilities

By informal agreement, the Board of Directors has adopted a policy that a director must tender his resignation if the director’s principal occupation or business association changes substantially from the position that he held when originally elected to the Board. The Nominating and Governance Committee will then review the circumstances of the director’s new position or retirement and recommend to the full Board whether to accept or reject the director’s resignation in light of the contribution that he can be expected to continue to make to the Board.

Communications with the Board

Stockholders who would like to communicate with the Board may do so by writing to the Board of Directors, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. Our Investor Relations department will process all communications received. Communications relating to matters within the scope of the Board’s responsibilities will be forwarded to the Executive Chairman of the Board and at his direction to the other directors, and communications relating to ordinary day-to-day business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer or executive. Communications addressed to the Lead Director will be forwarded to him and at his direction to the other directors, and communications addressed to a particular committee of the Board will be forwarded to the chair of that committee and at his direction to the other members of the committee.

AUDIT COMMITTEE REPORT

Under the Audit Committee’s charter, the Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the qualifications and experience of Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with applicable legal and regulatory requirements. The Committee’s charter is available on the Company’s website, www.stericycle.com. The members of the Committee who served during 2013 were Messrs. Dammeyer (Chairman), Brown, Hall and Patience.

In regard to our role, we note that it is the responsibility of the Company’s management to prepare financial statements in accordance with accounting principles generally accepted in the United States, and that it is the responsibility of the Company’s independent registered public accounting firm to audit those financial statements. The Committee’s responsibility is one of oversight, and we do not provide expert or other special assurance regarding the Company’s financial statements or the quality of the audits performed by the Company’s independent public accountants.

In carrying out our oversight responsibility, we review and discuss with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, all quarterly and annual financial statements prior to their issuance. We reviewed and discussed with both management and Ernst & Young LLP the quarterly and annual financial statements for the fiscal year ended December 31, 2013. Our reviews and discussions with Ernst & Young LLP included executive sessions without the presence of the Company’s management. They also included discussions of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. We also discussed with Ernst & Young LLP matters relating to their independence, including a review of their audit and non-audit fees and the letter and written disclosures that the Committee received from Ernst & Young LLP pursuant to Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence.

In addition, we continued to monitor the scope and adequacy of the Company’s internal controls, including staffing levels and requirements, and we reviewed programs and initiatives to strengthen the effectiveness of the Company’s internal controls and steps taken to implement recommended improvements.

On the basis of these reviews and discussions, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2013 for filing with the U.S. Securities and Exchange Commission.

Audit Committee

Rod F. Dammeyer, Chairman

Thomas D. Brown

William K. Hall

John Patience

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Compensation Philosophy. Our compensation program for executive officers has three objectives:

•	to attract, motivate and retain highly qualified executive officers;

•	to make a substantial portion of their compensation dependent on the Company’s attainment of a measurable Company-wide performance target; and

•	to structure most of their compensation so that they benefit only if our stockholders benefit.

Our compensation program is straightforward and has remained essentially unchanged in design for more than 16 years. The program consists of cash compensation and long-term incentive compensation. Cash compensation is paid in the form of a base salary and a performance bonus, and long-term incentive compensation is paid in the form of stock options.

Performance-Oriented. Our compensation program is performance-oriented. We favor (i) cash performance bonuses and (ii) stock options vesting in 20% annual increments over five years as the principal components of our executive officers’ compensation. We believe that these components provide strong incentives to our executive officers to continue to improve our operating performance and thereby create value for all of our stockholders.

The following table presents some key data reflecting our performance-oriented compensation program:

Key Data	2013	2012	2011
Year-over-year increase in non-GAAP earnings per diluted share(1)	12.4%	15.4%	13.2%

Total stockholder return(2)	24.5%	19.7%	(3.7)%

Performance bonus and stock options of named executive officers as a percentage of their total compensation	87.7%	86.2%	86.8%

Year-over-year increase (decrease) in total compensation of our Chief Executive Officer:

Charles A. Alutto(3)	—	—	—

Mark C. Miller(4)	—	(36.0)%	12.3%

(1)	Our publicly disclosed non-GAAP earnings per diluted share are calculated as earnings per diluted share under U.S. generally accepted accounting principles as adjusted for acquisition and integration-related expenses, restructuring costs and other items. For internal purposes, including the determination of management compensation, we exclude these items from results when evaluating operating performance. Our internal use of non-GAAP earnings per share is not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share. See the tables reconciling GAAP earnings per share to non-GAAP earnings per share included in Exhibit 99.1 to each of our current reports on Form 8-K filed on February 6, 2014, February 6, 2013 and February 2, 2012.

(2)	Our total stockholder return is measured as the change in the closing price of a share of our common stock on December 31 (or the last trading day of the year) from its closing price on December 31 of the prior year (or the last trading day of the prior year).

(3)	Mr. Alutto became our President and Chief Executive Officer on January 1, 2013. Because Mr. Alutto did not hold those offices in 2012, the year-over-year change in his total compensation cannot be an equivalent comparison. Accordingly, for 2013 we have not provided the year-over-year change in our Chief Executive Officer’s total compensation.

(4)	Mr. Miller, currently our Executive Chairman of the Board, served as our Chief Executive Officer in 2011 and 2012.

Compensation Committee. Compensation decisions for our executive officers are made by the Compensation Committee of our Board of Directors. All of the Committee’s members are independent under the applicable NASDAQ listing standards. The Committee’s decisions relating to base salaries and bonuses are subject to the review and approval of the full Board; the Committee’s decisions relating to stock options are reviewed by the full Board but are not subject to its approval.

Compensation Guidelines. The Compensation Committee takes into account a number of factors in setting the base salaries and bonus percentages of our executive officers and determining the stock options to be granted to them. The principal factors driving the Committee’s decisions continue to remain: (i) providing our executive officers with total potential cash compensation at the 50th percentile shown on an informal survey of executive officer compensation at 14 public companies providing waste management, healthcare, chemical treatment, storage and related business services and (ii) providing our principal executive officers (our chief executive officer, chief operating officer and chief financial officer) with long-term incentive compensation up to the 75th percentile shown on this survey for their positions.

The companies surveyed consisted of ABM Industries, Inc., Brink’s Company, Ecolab Inc., Charles River Laboratories International, Inc., Chemed Corporation, Cintas Corporation, Clean Harbors, Corrections Corporation of America, Covanta Holding Corporation, Equifax, Inc., Healthcare Services Group, Inc., Iron Mountain Incorporated, Republic Services, Inc., and Waste Connections, Inc. The component companies in our survey may change from year to year as we continue to refine the list of surveyed companies for comparability to us in respect of factors like company performance, services offered, and industries served.

Base Salaries. During 2013, Mr. Alutto’s base salary, which was increased in 2012, was raised to $350,000. The base salaries of the other named executive officers, which were also increased in 2012, were raised in 2013 to $309,000 for Messrs. ten Brink and Kogler, and $275,000 for Mr. Collins. Mr. Miller’s base salary, which was decreased in 2012, was decreased to $142,000.

Performance Bonuses. Our performance bonus program is intended to provide a short-term cash incentive to our executive officers. Each executive officer is eligible for a cash bonus equal to a specified percentage of his base salary. For 2013, the bonus percentages of our named executive officers were 125% for Mr. Alutto, 100% for Messrs. ten Brink and Kogler, and 90% for Messrs. Collins and Mr. Miller. Using EBITDA (earnings before interest, taxes, depreciation and amortization) as the performance metric, the Compensation Committee sets target levels each year on the basis of the EBITDA shown in our final operating plan and budget for the year as approved by our Board of Directors, subject to any adjustments that the Compensation Committee considers appropriate to refine EBITDA as an internal measure of our operating performance. These target levels provide for potential performance bonuses increasing linearly from the 100% level (a performance bonus equal to the specified percentage of the executive officer’s base salary) to the 150% level (a performance bonus equal to 150% of the specified percentage of the executive officer’s base salary).

For 2013, our target EBITDA for the payment of performance bonuses at the 100% level was $641.9 million (compared to $572.8 million for 2012), and our target EBITDA for payment of performance bonuses at the maximum 150% level was $649.9 million (compared to $580.8 million for 2012). Our actual EBITDA for the year for purposes of the performance bonus program was $644.7 million (the sum of income from operations of $535.6 million plus $88.4 million of depreciation and amortization plus $20.7 million of acquisition-related expenses, restructuring costs and other items that the Compensation Committee did not consider part of our day-to-day operations).

Our executive officers accordingly received performance bonuses for 2013, paid in February 2014, equal to 117% of the bonus percentages of their base salaries. The performance bonuses for Messrs. Alutto, ten Brink, Kogler, Collins and Miller were $513,215, $362,476, $362,476, $290,333, and $149,917, respectively.

Stock Option Grants. We use stock options as the major component of the compensation of our executive officers because of the performance incentives that stock options provide. Our stock options are always granted at the closing price of our stock on the date of the grant, and thus the value to our executive officers of their stock options depends entirely on the subsequent growth in value of our stock. The executive officers’ stock options accordingly provide an incentive for sustained levels of superior performance that contribute to our overall success as reflected in the market price of our stock, to the benefit not just of our executive officers but all of our stockholders.

At the Compensation Committee’s meeting in February 2013, the Committee determined the annual stock option grants to our executive officers and to our employees generally taking into account (i) our operating performance, (ii) prior stock option grants, (iii) stock option grants and compensation practices at other companies with which members of the compensation committee were familiar and (iv) the goal of limiting stock option grants to executive officers and employees generally to no more than 10% of our fully-diluted shares over a trailing five-year period, thus averaging dilution of no more than 2% a year.

The Committee adjusted the stock option grants to Messrs. Alutto, ten Brink and Kogler on the basis of the long-term incentive compensation guideline previously described. In this regard, the Committee considered the positions of chief financial officer and chief operating officer to be of equal value and used the average of the long-term incentive compensation for these positions at the 75th percentile in determining the stock options granted to Messrs. ten Brink and Kogler.

The Committee granted options for a total of 378,300 shares to our executive officers as follows: Mr. Alutto, 145,500 shares; Messrs. ten Brink and Kogler, each 67,900 shares; Mr. Collins, 43,650 shares; and Mr. Miller, 53,350 shares.

Bonus Conversion Program. We maintain a bonus conversion program for our executive officers and other management employees allowing them to convert all or a portion of their performance bonuses into stock options. The program is intended to enable our executive officers and other participants to trade current compensation for the possibility of greater rewards in the future if our stock continues to perform well.

All of our named executive officers participated in this program in respect of their performance bonuses for 2013 payable in February 2014. Mr. Alutto elected to forgo $51,321 of his performance bonus and received instead an option for 1,873 shares, Mr. ten Brink elected to forgo $36,248 of his performance bonus and received instead an option for 1,323 shares, Mr. Kogler similarly elected to forgo $36,248 of his performance bonus and received instead an option for 1,323 shares, Mr. Collins elected to forgo $58,067 of his performance bonus and received instead an option for 2,119 shares, and Mr. Miller elected to forgo his entire performance bonus and received instead an option for 5,470 shares.

Types of Compensation Not Provided. We believe that an understanding of our compensation program for executive officers is enhanced by noting some of the types of compensation or benefits that we do not provide:

•

we do not maintain any retirement, supplemental retirement or deferred compensation plan for our executive officers (aside from an employee stock purchase plan and a conventional 401(k) plan in which virtually all U.S. employees are eligible to participate);

•

while awards of restricted stock and restricted stock units are authorized under our 2005, 2008, and 2011 stock option plans, we have never made any awards of restricted stock or RSUs to our executive officers;

•

we have not entered into any agreement or adopted any plan providing for severance benefits or salary continuation payments to any of our executive officers in the event of a change of control or termination of employment; and

•	we do not provide any perquisites or personal benefits to any of our executive officers.

Compensation Decisions

In addition to the two guidelines previously described (see Overview—Compensation Guidelines, on page 17), the Compensation Committee takes into account a number of other factors in setting the base salaries and bonus percentages of our executive officers and determining the stock options to be granted to them. The

Committee’s decisions are made with a view to reaching an overall result that, in the Committee’s subjective judgment, is appropriate and fair to the particular executive officer, both in absolute terms and relative to the compensation of the other executive officers, and fair as well to us and to our stockholders. The Committee does not reach this result in a mechanical fashion but, rather, considers each executive officer’s role and contribution to our performance, the officer’s compensation history and the compensation practices at other companies with which members of the Committee are familiar.

Compensation decisions are made annually at the regular meeting of the Compensation Committee during the first quarter of year, typically in February, when the results of our prior year’s performance are available internally and can be taken into account by the Committee in determining the executive officers’ performance bonuses for the prior year and their base salaries and bonus percentages for the current year. The Committee believes that incentives are likely to have a greater effect on performance the sooner they are communicated and accordingly determines bonus percentages and annual option grants as early in the year as practicable. The Committee’s decisions are made without regard to our anticipated earnings or other announcements.

Our Chief Executive Officer makes recommendations to the Committee regarding the compensation of the other executive officers, but management does not otherwise participate in the Committee’s decisions.

The Committee reviews the results of the voting on each annual non-binding “say-on-pay” proposal. Last year, a substantial majority (approximately 97%) of our stockholders who voted on the “say-on-pay” proposal at the 2013 Annual Meeting approved our executive compensation as described in the Compensation Discussion and Analysis and tabular disclosures in our proxy statement for the meeting. The Committee did not implement any changes as a direct result of the stockholders’ advisory vote.

Base Salaries

In November 2012, the Compensation Committee decreased the base salary of Mr. Miller to $142,000 and increased the base salary of Mr. Alutto to $350,000, in each case effective January 1, 2013, to reflect the changes in their respective roles as of the effective date. In February 2013, the Compensation Committee increased the base salaries of each of Messrs. ten Brink and Kogler to $309,000, and raised the base salary of Mr. Collins to $275,000. In February 2014, the Compensation Committee increased the base salary of Mr. Alutto to $385,000, increased the base salaries each of Messrs. ten Brink and Kogler to $335,000, and increased the base salary of Mr. Collins to $300,000. Mr. Miller’s base salary remains unchanged at $142,000.

Performance Bonuses

Under our performance bonus program, if we fail to attain our target EBITDA for payment of performance bonuses at the 100% level, our executive officers are not assured of any bonuses. In these circumstances, the Compensation Committee may decide in its discretion either that no performance bonuses are warranted or that it would be appropriate to award on the basis of individual merit cash bonuses of some order of magnitude smaller than the performance bonuses that would have been paid if we had attained our target EBITDA for payment of performance bonuses at the 100% level.

In February 2014, the Compensation Committee determined to leave unchanged the bonus percentages for 2014 for each of our executive officers, with Mr. Miller at 90%, Mr. Alutto at 125%, Messrs. ten Brink and Kogler at 100%, and Mr. Collins at 90%.

Stock Options

The exercise price per share of an option granted under one of our stock option plans may not be less than the closing price of a share of our common stock on the date of the option grant. The maximum term of an option may not exceed 10 years, and an option may be exercised only when it is vested and only while the executive officer or other employee remains an employee of ours and for a limited period following the termination of his or her employment.

Options granted to executive officers and employees generally vest over five years at the rate of one-fifth of the option shares on each of the first five anniversaries of the option grant date. (As noted below, options granted under our bonus conversion program are immediately vested.) Options also become exercisable upon the option holder’s death or upon a “change in control.”

We currently have three stock option plans under which new stock options may be granted to our executive officers and employees generally: (i) the 2011 Incentive Stock Plan, which our stockholders approved in May 2011, (ii) the 2008 Incentive Stock Plan, which our stockholders approved in May 2008, and (iii) the 2005 Incentive Stock Plan, which our stockholders approved in April 2005. There are also stock options outstanding under our 2000 Nonstatutory Stock Option Plan, which expired in February 2010, and our 1997 Stock Option Plan, which expired in January 2007. See Item 2 of this proxy statement.

As of December 31, 2013, there were 2,225,223 shares available for future option grants under the 2011 plan, 125,580 shares available for future option grants under the 2008 plan and 7,823 shares were available for future option grants under the 2005 plan.

In February 2014, the Committee determined the annual stock option grants to our executive officers and to our employees generally. The Committee granted options for a total of 303,000 shares to our executive officers as follows: Mr. Alutto, 119,000 shares; Messrs. ten Brink and Kogler, each 56,000 shares; and Messrs. Collins and Miller, each 36,000 shares.

Bonus Conversion Program

Under our bonus conversion program, a participant may irrevocably elect in advance of any bonus award to forgo some portion or all of any performance bonus otherwise payable to him and receive instead an immediately vested nonstatutory stock option under one of our stock option plans at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date.

The number of shares for which an option is granted is determined by dividing (i) a specified multiple of the amount of the cash bonus that the participant elected to forgo by (ii) the average closing price of our common stock during the year for which the bonus is payable. Our Board of Directors has fixed the multiple at four for 2013 and 2014.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan (the “ESPP”), which our stockholders approved in May 2001. The ESPP currently authorizes 900,000 shares of our common stock to be purchased by qualifying employees at a 15% discount from the market price of the stock through payroll deductions during two six-month offerings each year. In May 2013, our stockholders approved an amendment to the ESPP increasing the number of shares available for issuance from 600,000 shares to 900,000 shares. A qualifying employee who elects to participate in an offering is granted an option on the first day of the offering for a number of shares equal to the employee’s payroll deductions under the ESPP during the offering period (which may not exceed $5,000) divided by the option price per share. The option price per share is the lower of 85% of the closing price of a share of our common stock on the first trading day of the offering period or 85% of the closing price on the last trading day of the offering period.

Each employee of Stericycle, Inc. or of a U.S. subsidiary of ours who has completed six months’ employment as of the first day of an offering and who is a full-time employee, or a part-time employee who customarily works at least 20 hours per week, is eligible to participate in the offering. During 2012, we implemented a separate employee stock purchase plan for our employees in the United Kingdom as a sub-plan under the ESPP.

During 2013, Messrs. Collins and Alutto each purchased 114 shares under the ESPP, and Messrs. Kogler and ten Brink each purchased 95 shares.

401(k) Plan

We maintain a 401(k) plan in which employees who have completed 90 days’ employment are eligible to participate. We have discretion under the plan to make matching contributions of a percentage of the participants’ own contributions to the plan as the Board of Directors determines each year. For 2013, we made a matching contribution of 50% of each participant’s contributions to the plan, up to a maximum matching contribution of $1,750. We made the maximum matching contribution for each of Messrs. Miller, Alutto, Kogler, Collins and ten Brink.

Retirement Plans and Deferred Compensation Arrangements

Aside from our ESPP and 401(k) plan, we do not maintain any other qualified plans (for example, a qualified defined benefit or a money purchase pension plan), and we have not adopted any nonqualified retirement or deferred compensation plan or arrangement.

Retiree Medical Benefits

In February 2009, we adopted a supplement to our self-insured medical plan to allow eligible employees to continue to participate in the plan following retirement, with the same coverage and benefits as active employees, at an actuarially determined cost to the retired employee equivalent to the cost of coverage of an active employee for the type of coverage selected. Eligible employees are management employees at or above the specified grade level (thus including our executive officers), who are age 50 or older, who have worked for us for at least 10 years, and the sum of whose age plus his or her years of service is 65 or more.

Perquisites and Personal Benefits

We do not provide any perquisites or personal benefits to our executive officers.

Employment Agreements

We have not entered into written employment agreements with any of our executive officers. All of our executive officers have entered into confidentiality, nonsolicitation and noncompetition agreements with us.

Termination and Change-in-Control Payments

We have not entered into salary continuation, severance or similar agreements or arrangements with any of our executive officers. We have no contractual or other obligation to provide severance benefits or other payments in the event of a change in control or termination of employment. (In this regard, however, we note that all of our stock option plans provide for the full vesting upon a change in control of all unvested options held by our employees, including our executive officers.)

Stock Ownership Requirements

All of our executive officers are required to hold a minimum position in our stock. An executive officer with less than five years service as an executive officer must have a position equal to three times his base salary, and an executive officer with five or more years of service must have a position equal to five times his base salary.

An executive officer’s stock ownership position is measured by the value of our common stock that he owns directly and indirectly and the in-the-money value of the vested and unvested stock options that he holds. An executive officer who does not satisfy the applicable minimum stock ownership requirement may not sell any shares of our stock, with the exception that the officer may engage in a cashless exercise of an option and sell a number of shares sufficient to pay the exercise price of the option shares and the related withholding taxes. An executive officer who satisfies the applicable minimum stock ownership requirement may not sell any shares if, as a result, he would then violate the applicable minimum stock ownership requirement. All of our executive officers satisfy the applicable minimum stock ownership requirement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Jonathan T. Lord, M.D., Chairman

Ronald G. Spaeth

Mike S. Zafirovski

SUMMARY COMPENSATION TABLE

The following table provides information about the compensation paid or earned during the period 2011-2013 by our principal executive officer, principal financial officer and three most highly compensated other executive officers (the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compen- sation(3) ($)	Total ($)
Charles A. Alutto(4)(5)(6) President and Chief Executive Officer	2013 2012 2011	$348,077 296,631 247,209	$513,215 321,844 312,863	$3,176,224 1,215,680 672,623	$1,750 5,750 10,480	$4,039,266 1,839,905 1,243,175

Mark C. Miller(7) Executive Chairman of the Board	2013 2012 2011	$144,423 221,945 312,672	$149,917 274,908 590,893	$1,164,616 2,228,747 3,356,789	$1,750 1,750 1,750	$1,460,706 2,727,351 4,262,104

Frank J.M. ten Brink(8) Executive Vice President and Chief Financial Officer	2013 2012 2011	$307,269 296,631 275,919	$362,476 321,844 354,578	$1,482,238 1,519,601 1,262,355	$1,750 1,750 1,508	$2,153,733 2,139,825 1,894,360

Richard T. Kogler(9) Executive Vice President and Chief Operating Officer	2013 2012 2011	$307,269 296,631 275,919	$362,476 321,844 354,578	$1,482,238 1,519,601 1,262,355	$1,750 1,750 1,750	$2,153,733 2,139,825 1,894,602

Michael J. Collins(10) Executive Vice President and President, Recall and Returns Management Services	2013 2012 2011	$272,115 258,031 245,262	$290,333 223,145 259,560	$952,867 709,147 570,960	$1,750 1,750 1,750	$1,517,065 1,192,073 1,077,532

(1)	The amounts in this column are the gross amounts of the named executive officer’s performance bonus for the particular year before any conversion of the bonus into an option pursuant to our bonus conversion program. See the second paragraph of the following note (2) and notes (5) and (7)-(10).

(2)	The amounts in this column represent the fair value of options that we granted in 2013, 2012, and 2011 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”), excluding the effect of the expected forfeiture rate. The assumptions made in the valuation of these options are described at the end of Note 6, Stock Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013 (available at www.stericycle.com).

The amount in this column for a particular year does not include the fair value of any option that we granted during that year pursuant to our bonus conversion program in respect of the named executive officer’s performance bonus for the prior year. See the following notes (5) and (7)-(10).

(3)	The amounts in this column represent our matching 401(k) plan contributions for 2013, 2012, and 2011 for each of our named executive officers.

(4)	Mr. Alutto became an executive officer in February 2011 and served as President, Stericycle USA, until January 1, 2013 when he became President and Chief Executive Officer. The amounts reported reflect his compensation after becoming an executive officer.

(5)

The amount in the “Bonus” column for Mr. Alutto is the gross amount of his performance bonus for 2013, 2012 and 2011. Pursuant to our bonus conversion program, Mr. Alutto elected to forgo $51,321 of his performance bonus for 2013 and received instead an option for 1,873 shares and a net cash bonus of $461,893; he elected to forgo $48,277 of his performance bonus for 2012 and received instead an option for

2,171 shares and a net cash bonus of $273,567. The fair value of these bonus conversion options is not included in the amount in Mr. Alutto’s “Option Awards” column. He did not participate in our bonus conversion program for his performance bonus for 2011.

(6)	Included in the “All Other Compensation” column for Mr. Alutto is $4,000 and $8,730 for 2012 and 2011, respectively, for tax preparation services related to his previous employment in the UK.

(7)	Mr. Miller served as Chairman and Chief Executive Officer until January 1, 2013 when he became Executive Chairman of the Board. The amounts in the “Bonus” column for Mr. Miller are the gross amounts of his performance bonuses for 2013, 2012, and 2011. Pursuant to our bonus conversion program, Mr. Miller elected to forgo his entire performance bonus for each of these years and received instead options for 5,470, 12,365, and 27,998 shares, respectively. The fair value of these bonus conversion options is not included in the amounts in Mr. Miller’s “Option Awards” column.

(8)	The amounts in the “Bonus” column for Mr. ten Brink are the gross amounts of his performance bonuses for 2013, 2012, and 2011. Pursuant to our bonus conversion program, Mr. ten Brink elected to forgo $36,248 of his performance bonus for 2013 and received instead an option for 1,323 shares and a net cash bonus of $362,476; he elected to forgo $48,277 of his performance bonus for 2012 and received instead an option for 2,171 shares and a net cash bonus of $273,567; and he elected to forgo $70,916 of his performance bonus for 2011 and received instead an option for 3,360 shares and a net cash bonus of $283,662. The fair value of these bonus conversion options is not included in the amounts in Mr. ten Brink’s “Option Awards” column.

(9)	The amounts in the “Bonus” column for Mr. Kogler are the gross amounts of his performance bonuses for 2013, 2012 and 2011. Pursuant to our bonus conversion program, Mr. Kogler elected to forgo $36,248 of his performance bonus for 2013 and received instead an option for 1,323 shares and a net cash bonus of $362,476; he elected to forgo $48,277 of his performance bonus for 2012 and received instead an option for 2,171 shares and a net cash bonus of $273,567, and he elected to forgo $70,916 of his performance bonus for 2011 and received instead an option for 3,360 shares and a net cash bonus of $283,662. The fair value of these bonus conversion options is not included in the amounts in Mr. Kogler’s “Option Awards” column.

(10)	The amounts in the “Bonus” column for Mr. Collins are the gross amounts of his performance bonuses for 2013, 2012 and 2011. Pursuant to our bonus conversion program, Mr. Collins elected to forgo $58,067 of his performance bonus for 2013 and received instead an option for 2,119 shares and a net cash bonus of $232,266; he elected to forgo $44,629 of his performance bonus for 2012 and received instead an option for 2,007 shares and a net cash bonus of $178,516; and he elected to forgo $51,912 of his performance bonus for 2011 and received instead an option for 2,460 shares and a net cash bonus of $207,648. The fair value of these bonus conversion options is not included in the amounts in Mr. Collins’s “Option Awards” column.

Salaries, bonuses, and stock options, and other compensation represented the following approximate percentages of the total compensation paid to our named executive officers for 2013, 2012 and 2011:

	Approximate Percentage of Total Compensation of Named Executive Officers
	2013	2012	2011
Salaries	12.2%	13.6%	13.1%
Bonuses	14.8%	14.6%	18.1%
Stock options	72.9%	71.6%	68.7%
Other	0.1%	0.1%	0.2%

GRANTS OF PLAN-BASED AWARDS

The following table provides information about the stock options granted to our named executive officers during 2013.

We did not make any awards to our named executive officers during 2013 of shares of restricted stock, restricted stock units or similar rights under an “equity incentive plan” or other plan or arrangement:

Name	Grant Date	Option Awards(1): Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards
Charles A. Alutto	2/20/13	147,671	$95.87	$3,210,435
Mark C. Miller	2/20/13	65,715	$95.87	$1,359,464
Frank J.M. ten Brink	2/20/13	70,071	$95.87	$1,516,449
Richard T. Kogler	2/20/13	70,071	$95.87	$1,516,449
Michael J. Collins	2/20/13	45,657	$95.87	$984,494

(1)	All of these options were granted under our 2008 Incentive Stock Plan or 2011 Incentive Stock Plan. This column includes options granted in February 2013 by reason of the named executive officers’ conversion, pursuant to our bonus conversion program, of all or part of their respective performance bonuses for 2012. It does not include options granted in February 2014 by reason of the named executive officers’ conversion, pursuant to our bonus conversion program, of all or part of their respective performance bonuses for 2013.

At the Compensation Committee’s meeting in February 2014, the Committee determined the annual stock option grants to executive officers and employees generally. The Committee granted options for a total of 303,000 shares to our executive officers as follows: Mr. Alutto, 119,000 shares; Messrs. ten Brink and Kogler, each 56,000 shares; and Messrs. Collins and Miller, each 36,000 shares. All of these options have an exercise price per share of $115.69 (the closing price of our stock on the option grant date of February 11, 2014).

At the same meeting, the Compensation Committee also granted options to our executive officers by reason of their conversion of all or part of their respective performance bonuses for 2013 pursuant to our bonus conversion program. Mr. Alutto was granted an option for 1,873 shares by reason of his conversion of $51,321 of his performance bonus; Mr. ten Brink was granted an option for 1,323 shares by reason of his conversion of $36,248 of his performance bonus; Mr. Kogler was also granted an option for 1,323 shares by reason of his conversion of $36,248 of his performance bonus; Mr. Collins was granted an option for 2,119 shares by reason of his conversion of $58,067 of his performance bonus; and Mr. Miller was granted an option for 5,470 shares by reason of his conversion of his entire performance bonus. All of these options have an exercise price per share of $115.69 (the closing price of our stock on the option grant date of February 11, 2014).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the outstanding stock options held by the named executive officers as of December 31, 2013.

We did not make any awards to our named executive officers during 2013 or earlier of shares of restricted stock, restricted stock units or similar rights under an “equity incentive plan” or other plan or arrangement, and accordingly, no such shares, units or rights were held by any of our executive officers as of December 31, 2013:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date(1)
Charles A. Alutto	10,500	—	$38.57	2/6/2017
	15,000	—	$53.15	2/15/2018
	27,000	—	$54.59	6/18/2018
	4,191	2,793	$63.00	7/30/2020
	12,756	19,134	$85.00	2/8/2021
	12,000	48,000	$86.24	2/13/2022
	2,171	145,500	$95.87	2/20/2023

Mark C. Miller	3,384	—	$29.54	2/3/2016
	100,946	—	$38.57	2/6/2017
	120,393	—	$53.15	2/15/2018
	136,276	26,400	$46.83	2/10/2019
	162,253	80,000	$51.55	2/9/2020
	12,000	8,000	$51.20	2/10/2020
	99,741	95,490	$85.00	2/8/2021
	49,998	88,000	$86.24	2/13/2022
	12,365	53,350	$95.87	2/20/2023

Frank J.M. ten Brink	17,311	—	$53.15	2/15/2018
	—	11,600	$46.83	2/10/2019
	45,000	30,000	$51.55	2/9/2020
	28,270	35,910	$85.00	2/8/2021
	18,360	60,000	$86.24	2/13/2022
	2,171	67,900	$95.87	2/20/2023

Richard T. Kogler	1,982	—	$53.15	2/15/2018
	—	11,600	$46.83	2/10/2019
	—	30,000	$51.55	2/9/2020
	28,270	35,910	$85.00	2/8/2021
	18,360	60,000	$86.24	2/13/2022
	2,171	67,900	$95.87	2/20/2023

Michael J. Collins	3,670	—	$53.15	2/15/2018
	3,181	6,800	$46.83	2/10/2019
	9,479	12,000	$51.55	2/9/2020
	13,998	16,242	$85.00	2/8/2021
	9,460	28,000	$86.24	2/13/2022
	2,007	43,650	$95.87	2/20/2023

(1)	These options have 10-year terms and expire on the tenth anniversary of the option grant date. Options generally vest at the rate of one-fifth (20%) of the option shares on each of the first five anniversaries of the option grant date. Options granted pursuant to our bonus conversion program are immediately vested.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about option exercises by the named executive officers during 2013. We have not awarded shares of restricted stock, restricted stock units or similar rights to any of our named executive officers, and accordingly no such shares, units or rights vested during 2013:

	Option Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)
Charles A. Alutto	14,000	$975,912
Mark C. Miller	52,538	$4,513,186
Frank J.M. ten Brink	115,240	$7,555,206
Richard T. Kogler	94,500	$5,458,532
Michael J. Collins	56,200	$3,441,604

(1)	The information in this column is provided on an aggregate basis, and includes (i) option shares canceled in a net exercise of the option (in which option shares with a value equal to the exercise price and related withholding taxes are canceled in satisfaction of those amounts) and (ii) option shares acquired and concurrently sold to pay the exercise price and related withholding taxes in a “cashless” exercise of the option through a broker.

(2)	The information in this column is provided on an aggregate basis. The value realized on the exercise of an option was determined by multiplying the number of shares for which the option was exercised by the difference between (i) either (A) the closing price of our common stock on the date of exercise, in the case of payment of the exercise price in cash or by delivery of shares of our common stock for cancelation or by a net exercise of the option, or (B) the sales price, in the case of a “cashless” exercise of the option, and (ii) the exercise price per share of the option.

DIRECTOR COMPENSATION

The following table provides information about the compensation paid to our directors in 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Mark C. Miller, Executive Chairman(2)	—	—	—	—	—	—
Jack W. Schuler, Lead Director	—	—	$153,984	—	—	$153,984
Charles A. Alutto(3)	—	—	—	—	—	—
Thomas D. Brown	—	—	$153,984	—	—	$153,984
Rod F. Dammeyer(4)	—	—	$166,315	—	—	$166,315
William K. Hall	—	—	$153,984	—	—	$153,984
Jonathan T. Lord, M.D.(5)	—	—	$160,150	—	—	$160,150
John Patience	—	—	$153,984	—	—	$153,984
Ronald G. Spaeth	—	—	$153,984	—	—	$153,984
Mike S. Zafirovski	—	—	$153,984	—	—	$153,984

(1)	The amounts in this column represent the fair value of options that we granted in 2013 determined in accordance with FASB ASC Topic 718, excluding the effect of the expected forfeiture rate. The assumptions made in the valuation of these stock options are described at the end of Note 6, Stock Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013 (available at www.stericycle.com).

As of December 31, 2013, our outside directors held vested and unvested options for the following number of shares of our common stock: Mr. Schuler, 17,810 shares; Mr. Brown, 48,486 shares; Mr. Dammeyer, 45,671 shares; Mr. Hall, 34,276 shares; Dr. Lord, 71,743 shares; Mr. Patience, 63,177 shares; Mr. Spaeth, 44,558 shares; and Mr. Zafirovski, 19,599 shares.

(2)	Formerly our Chairman of the Board and Chief Executive Officer and currently our Executive Chairman of the Board, Mr. Miller is considered an executive officer and receives no additional compensation for his services as a director.

(3)	Mr. Alutto joined the Board in November 2012 and, as our former President, Stericycle USA, and current President and Chief Executive Officer, receives no additional compensation for his services as a director.

(4)	Mr. Dammeyer received options for an additional 420 shares for his service as chairman of the Audit Committee.

(5)	Dr. Lord received options for an additional 210 shares for his service as chairman of the Compensation Committee.

Compensation in 2013

We did not pay any fees or other cash compensation to our directors who served during 2013 or provide them with any perquisites or other personal benefits. Pursuant to our Outside Directors Compensation Plan, we granted an option for 5,245 shares to each of our outside directors elected at the annual meeting of stockholders in May 2013. The number of option shares was determined by dividing (i) the product of four times the director’s annual compensation of $125,000 by (ii) the average closing price of a share of our common stock during the 12-month period ending on the last trading day prior to the annual meeting ($95.34). The exercise price per share was the closing price of our common stock on the day of the annual meeting ($111.89), and the option vests on the first anniversary of the meeting (May 21, 2014). Mr. Dammeyer and Dr. Lord received options for an additional 420 and 210 shares for their services as chairmen of the Audit and Compensation Committees, respectively.

Outside Directors Compensation Plan

Under our Outside Directors Compensation Plan, which our Board of Directors adopted in August 2006 and amended in November 2006, each director’s annual compensation for his services is $125,000. The Board may review and update this amount from time to time based on informal surveys of outside directors’ compensation. Subject to the election by an eligible director to receive up to 50% of his annual compensation in cash, the normal form of payment of an outside director’s annual compensation is a stock option reflecting a conversion of the cash compensation. This option is granted upon a director’s reelection as a director at the annual meeting of stockholders each year.

The option is for a number of shares equal to the quotient obtained by dividing (i) four times the amount of cash compensation to be converted into an option by (ii) the average closing price of our stock during the period from the prior year’s annual meeting through the last trading day before the current annual meeting. The exercise price of the option is the closing price on the day of the annual meeting, and the option vests on the first anniversary of the annual meeting. Any portion of a director’s annual compensation that he elects to receive in cash is paid in arrears at the time of vesting of the portion converted into an option (i.e., on the first anniversary of the annual meeting).

Stock Ownership Requirements

Under our Outside Directors Compensation Plan, all directors are required to hold a minimum position in our stock. For a director with less than five years’ service, he must have a position equal to three times his current annual compensation, or $375,000. For a director with five or more years of service, he must have a position equal to five times his current annual compensation, or $625,000. A director’s ownership position is measured by the value of our common stock that he owns directly and indirectly and the in-the-money value of the vested and unvested stock options that he holds.

A director who satisfies the minimum ownership requirement may elect to receive up to 50% of his annual compensation in cash. A director who does not satisfy the minimum ownership requirement must receive his annual compensation in the normal form of payment as a stock option. A director who does not satisfy the applicable minimum ownership requirement may not sell any shares of our stock, with the exception that the director may engage in a “cashless” exercise of an option and sell a number of shares sufficient to pay the exercise price of the option shares and the related withholding taxes.

All of our outside directors currently satisfy the applicable minimum stock ownership requirement.

Meeting and Other Fees

Under our Outside Directors Compensation Plan, directors are not paid separate fees for attending meetings of the Board of Directors or its committees. No fees are paid to the Executive Chairman of the Board for his service as chairman. The chairman of the Audit Committee is paid a fee of $10,000 per year for his service as chairman, and the chairman of the Compensation Committee is paid a fee of $5,000 per year for his service as chairman.

The fees to the chairmen of the Audit and Compensation Committees are paid by adding each chairman’s fee to and treating it as a part of his annual compensation as a director, with the effect of making 50% of each chairman’s fee eligible to be received in cash (if the chairman satisfies the applicable minimum ownership requirement) and converting the balance of the fee (or the entire fee, if the chairman does not satisfy the minimum ownership requirement) into an option.

Option Grants to New Directors

Our Outside Directors Compensation Plan provides that a new director will be granted two stock options upon joining the Board. The first option, for joining the Board, is for a number of shares equal to the quotient obtained by dividing (i) the product of eight times the director’s annual compensation by (ii) the average closing price of our common stock during the 12-month period ending on the last trading day before the director’s election to the Board. The exercise price of the option is the closing price on the day of the director’s election, and one-fifth of the option shares vest on each of the first five anniversaries of the director’s election.

The new director will also be granted an option reflecting his annual compensation as a director. If the new director is elected at an annual meeting, the option is the same as the options that the other directors elected at the annual meeting receive. If the new director is elected by the Board to fill a vacancy, the option is for a number of shares equal to a pro rata portion of the quotient obtained by dividing (i) the product of four times the director’s annual compensation by (ii) the average closing price of our common stock during the 12-month period ending on the last trading day before the director’s election to the Board. The exercise price of the option is the closing price on the day of the director’s election, and the option vests on the first anniversary of the prior annual meeting.

Item 2

APPROVAL OF 2014 INCENTIVE STOCK PLAN

Introduction

In February 2014, our Board of Directors recommended submitting the Stericycle, Inc. 2014 Incentive Stock Plan (the “2014 Plan” or “plan”) to our stockholders for their approval at the 2014 Annual Meeting. The 2014 Plan will not become effective unless it is approved by our stockholders.

The purpose of the 2014 Plan is to recognize and reward selected officers, directors and employees for their efforts on the Company’s behalf, to motivate them by appropriate incentives to contribute to the Company’s attainment of its performance objectives, and to align their interests with those of the Company’s other stockholders through compensation based on the performance of the Company’s common stock.

The plan authorizes a maximum of 2,500,000 shares of our common stock for issuance pursuant to options, stock appreciation rights (“SARs”), shares of restricted stock and restricted stock units awarded under the plan.

While the 2014 Plan authorizes the award of SARs, shares of restricted stock and restricted stock units, the plan includes these features largely to provide us with flexibility in the future in providing equity compensation incentives in a changing accounting environment. At present, we contemplate that if the plan is approved by our stockholders, we would use the plan principally to grant stock options and would not use it to any significant degree to award SARs, shares of restricted stock or restricted stock units.

As of March 7, 2014, there were 1,397,874 shares of our common stock available for stock option grants and other awards under our 2011 Incentive Stock Plan, 108,746 shares available for grants and awards under our 2008 Incentive Stock Plan and 4,112 shares available for grants and awards under our 2005 Incentive Stock Plan. No shares were available for grants and awards under any of our other stock option plans, all of which previously expired in accordance with their respective terms.

Summary of Principal Terms

The following summary describes the principal terms of the 2014 Plan. The complete text of the plan appears as Exhibit A to this proxy statement. The 2014 Plan is substantially identical to our 2008 and 2011 Incentive Stock Plans approved by our stockholders.

Types of Awards. The plan permits the award of stock options, stock appreciation rights (either alone or in tandem with stock options), shares of restricted stock and restricted stock units (“RSUs”).

Number of Shares. The plan authorizes a total of 2,500,000 shares of our common stock to be issued pursuant to awards under the plan.

In determining the shares available for awards under the plan, the shares for which stock options and SARs are granted count against this maximum on a 1-for-1 basis, and the shares for which restricted stock and RSU awards are granted count against this maximum on a 2-for-1 basis (so that each share for which a restricted stock or RSU award is granted reduces by two shares the number of shares available for which awards may be granted).

If a stock option or SAR lapses or expires unexercised or if a restricted stock or RSU award lapses, the number of shares in respect of which the stock option or SAR lapsed or expired, or twice the number of shares in respect of which the restricted stock or RSU award lapsed, is added back to the number of shares available for which awards may be granted.

Eligibility. The plan authorizes awards to be made to full-time and part-time employees of ours (or of subsidiaries of ours) and to individuals serving as consultants, with the exception that incentive stock options may be granted only to employees.

Individual Limit on Awards. In any calendar year, the maximum number of shares for which awards may be granted to any person may not exceed 250,000 shares in the case of stock options and SARS and 100,000 shares in the case of restricted stock and RSU awards, in each case taking into account all similar types of grants and awards under other stock option and equity compensation plans of ours (other than our bonus conversion program and our employee stock purchase plan).

Term of Plan. The plan has a 10-year term which will begin on the date of approval of the plan by our stockholders. No award under the plan may be made after the plan’s expiration.

Administration. The plan is administered by a committee of the Board of Directors (the “Committee”). The Committee is required to consist of two or more directors, all of whom are (i) “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, (ii) “independent directors” under the applicable listing standards of the NASDAQ Global Select Market and (iii) “outside directors” under § 162(m) of the Internal Revenue Code. Unless the Board designates a different committee, the Compensation Committee of the Board will serve as the Committee (as long as all of the members of the Compensation Committee qualify).

Subject to the express terms of the plan, the Committee has the authority to select the recipients, number of shares and other terms and conditions of each award under the plan. The Committee also has the authority to interpret the plan, adopt, revise and rescind policies and procedures to administer the plan, and make all determinations required for the plan’s administration.

Performance Goals. The Committee may condition the vesting of any award under the plan on the attainment of one or more performance goals relating to the Company as a whole or to a line of business, business unit or subsidiary. Performance goals may differ among employees and from award to award. The performance goals that the Committee specifies may relate to: earnings per share; earnings before interest, taxes, depreciation and amortization; revenues; income from operations; return on invested capital; return on assets; internal rate of return; return on stockholders’ equity; and total return to stockholders.

Stock Options. Stock options granted under the plan may be either incentive stock options intended to satisfy the requirements of section 422 of the Internal Revenue Code (“ISOs”) or nonstatutory stock options (“NSOs”). A “nonstatutory” stock option is the generic term for a stock option that does not qualify for special treatment under the Internal Revenue Code.

Term. The Committee determines the term of each stock option at the time of the grant. No option may have a term of more than 10 years.

Exercise Price. The exercise price per share of each stock option may not be less than the closing price of a share of our common stock on the date that the option is granted.

Vesting. The Committee specifies the time or times when each option becomes vested (i.e., exercisable). Vesting may be based on the holder’s continued service or on the satisfaction of specified performance goals or other conditions. The Committee may accelerate the vesting of an option at any time. An employee’s option becomes fully vested if the employee’s employment terminates by reason of his or her death. If the employee’s employment terminates for any other reason, any unvested portion of the option will lapse.

Exercisability. Once vested, an option remains exercisable for the term of the option, subject to early expiration in certain circumstances. If an employee’s employment terminates for any reason other than the employee’s death, each option that the employee holds expires as specified in the underlying award agreement, or if no expiration date is specified, 30 days after the employee’s termination. If an employee’s employment terminates by reason of his or her death, the option expires on the first anniversary of the employee’s death. The Committee may extend the expiration date of an option up to the last day of the option’s term.

Manner of Exercise. The holder of an option may exercise the vested portion of the option by giving written notice to the Committee, specifying the number of shares of common stock for which the option is being exercised, and tendering payment of the exercise price. The exercise price is payable in cash or, if permitted by the Committee, either in the underlying award agreement or at the time of exercise, by (i) delivering shares of our stock having a fair market value equal to the exercise price, (ii) directing us to withhold, from the shares otherwise issuable upon exercise of the option, shares of stock having a fair market value equal to the exercise price, (iii) an open-market broker-assisted sale pursuant to which we receive the portion of the sales proceeds equal to the exercise price, or (iv) any combination of these methods or any other method that the Committee authorizes.

No Repricing. Options may not be repriced unless the repricing is approved by our stockholders.

Special Limitations on ISOs. To the extent that the aggregate fair market value (determined in respect of each ISO on the basis of the fair market value of a share of our common stock on the ISO’s grant date) of the underlying shares of all ISOs that become exercisable by an employee for the first time in any calendar year exceeds $100,000, the options are treated as NSOs.

Transferability. No option may be transferred, assigned or pledged, except at death in accordance with the decedent’s will or the applicable laws of intestacy, or as provided in the underlying award agreement or as the Committee otherwise permits, or if (i) the transferee is a revocable trust that the employee established for estate planning reasons (in respect of which the employee is treated as the owner for federal income tax purposes) or (ii) the transferee is the spouse of the employee or a child, step-child, grandchild, parent, sibling or child of a sibling of the employee (each an “eligible transferee”), a custodian for an eligible transferee under any Uniform Transfers to Minors Act or Uniform Gifts to Minors Act or a trust for the primary benefit of one or more eligible transferees.

Stock Appreciation Rights. A stock appreciation right entitles the holder to receive the appreciation in value over a specified period of the number of shares of our common stock for which the SAR is awarded. The holder receives in settlement of the SAR an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the base price of the SAR, multiplied by the SAR’s number of shares. The Committee determines the vesting requirements, type of settlement and other terms of each SAR.

Base Price. The base price per share of each SAR may not be less than the closing price of a share of our common stock on the date that the SAR is granted.

Stand-Alone or Tandem SAR. A SAR may be granted on a stand-alone basis or in tandem with a related stock option. A tandem SAR entitles the employee to elect to exercise either the SAR or the related option as to all or any portion of the shares subject to the SAR and option. The exercise of a tandem SAR causes the automatic cancellation of its related option for the same number of shares, and the exercise, expiration or cancellation of the related option (other than by reason of the exercise of the tandem SAR) causes the automatic and immediate cancellation of the tandem SAR for the same number of shares.

Manner of Exercise. The holder of an SAR may exercise the vested portion of a SAR by giving written notice to the Committee, specifying the number of shares of common stock for which the SAR is being exercised. Unlike the case with a stock option, no exercise price is required to be paid.

No Repricing. SARs may not be repriced unless the repricing is approved by our stockholders.

Settlement. Upon exercise, a SAR may be settled in cash or in shares of our stock, or a combination of the two, in the Committee’s discretion. The settlement will be made on the basis of the closing price of a share of our common stock on the date of exercise of the SAR.

Similarity to Options. Many of the same terms of the plan that apply to stock option grants apply as well to awards of SARs. See “Stock Options—Term,—Vesting,—Exercisability and—Transferability.”

Restricted Stock. An award of restricted shares is an award of shares of our common stock subject to vesting requirements, restrictions on transfer and other conditions as the Committee determines.

Vesting. The Committee specifies the time or times when the restricted shares become vested (i.e., no longer subject to forfeiture). Vesting may be based on continued service or on the satisfaction of specified performance goals or other conditions. The Committee may accelerate the vesting of the restricted shares at any time.

Transferability. Prior to vesting, restricted shares may not be transferred or pledged. After vesting, the shares may still remain subject to restrictions on transfer under applicable securities laws and any restrictions that the Committee imposes in the award agreement.

Rights as Stockholder. Subject to the vesting requirements, transfer restrictions and other conditions of the award, the recipient of an award of restricted shares has all of the rights of a stockholder in respect of the restricted shares, including all voting and dividend rights.

Restricted Stock Units. A RSU unit award entitles the holder to receive a payment equal to the value of a share of our common stock at the time of payment multiplied by the number of shares subject to the award. The Committee determines the vesting requirements, type of settlement and other terms of each restricted stock unit award.

Vesting. The Committee specifies the time or times when the RSUs become vested (i.e., no longer subject to forfeiture). Vesting may be based continued service or on the satisfaction of specified performance goals or other conditions. The Committee may accelerate the vesting of the RSUs at any time.

Settlement. A RSU award may be settled in cash or in shares of our stock, or a combination of the two, in the Committee’s discretion. The settlement will be made on the basis of the closing price of a share of our common stock on the date that the award becomes payable.

Rights as Stockholder. The holder of a RSU award does not have any rights as a stockholder in respect of the shares subject to the award until the award is settled in stock and those shares have been issued to the holder.

Amendment and Termination. Our Board of Directors may amend, suspend or terminate the 2014 Plan at any time. Our stockholders are required to approve any amendment to the plan that would increase the number of shares of our common stock for which ISOs may be granted under the Plan or that would materially increase the number of shares of our common stock for which other types of awards may be made.

Change of Control. In the event of a “change of control” as defined in the 2014 Plan, all outstanding stock options, SARs and RSU awards will become fully vested and exercisable and all restrictions on the shares underlying restricted stock awards will lapse.

Federal Income Tax Consequences

Stock Options. The federal income tax treatment of ISOs and NSOs is significantly different.

The grant of an ISO or NSO will not result in any federal income tax consequences to the holder of the option or to us.

The exercise of an ISO will not result in any regular income tax to the holder of the option or any income tax consequences to us. The exercise of an ISO, however, may affect the holder’s alternative minimum tax liability. Unless the shares acquired upon exercise of the ISO are disposed of in the same year, the holder’s alternative minimum taxable income will be increased in an amount equal to the excess of (i) the fair market on the date of exercise of the shares acquired over (ii) the exercise price of the ISO.

The exercise of a NSO will result in ordinary income to the holder in an amount equal to the excess of (i) the fair market value on the date of exercise of the shares acquired over (ii) the exercise price of the NSO. We will be entitled to an income tax deduction in the same amount. If, however, payment of the exercise price of the NSO is made by delivering shares of our common stock that the holder already owns, a number of new shares equal to the number of shares delivered in payment of the exercise price will be considered to have been received in a tax-free exchange, and the holder’s basis and holding period for those new shares will be equal to holder’s basis and holding period for the shares delivered in payment. The holder will realize ordinary income equal to the fair market value on the date of exercise of the balance of the new shares received upon exercise of the NSO, and the holder’s basis in those new shares will be equal to the ordinary income realized and his or her holding period in respect of those shares will begin on the date of exercise of the NSO. In either situation, we will be entitled to an income tax deduction corresponding to the holder’s ordinary income.

Gain on the sale of shares acquired upon the exercise of an ISO is measured by the excess of (i) the amount realized on the sale of the shares over (ii) the exercise price of the ISO. If the shares acquired upon the exercise of an ISO are not sold within one year from the date of exercise or two years from the grant date of the ISO, the holder’s gain on the sale of the shares will be treated as long-term capital gain. If the shares are sold within either of these periods, a portion of the holder’s gain will be treated as ordinary income and the balance, if any, will be treated as short-term or long-term capital gain (depending upon whether the shares were held for more than one year). The portion treated as ordinary income is equal to the excess of (i) the lesser of (a) the fair market value on the date of exercise of the shares sold or (b) the amount realized on the sale of the shares, over (ii) the exercise price of the ISO. We will be entitled to an income tax deduction in the year of sale in an amount equal to the portion of the holder’s gain treated as ordinary income.

Gain on the sale of shares acquired upon exercise of a NSO is measured by the excess of (i) the amount realized on the sale of the shares over (ii) the holder’s adjusted basis in those shares. The holder’s adjusted basis is the sum of (i) the exercise price of the NSO and (ii) the ordinary income realized upon the exercise of the NSO. The holder’s gain on the sale of the shares will be treated as long-term or short-term capital gain (depending upon whether the shares were held for more than one year).

Stock Appreciation Rights. The holder of a SAR will not recognize taxable income when the SAR is granted. Upon exercise of the SAR, the amount paid in settlement, whether in cash or shares of our common stock, will be taxed as ordinary income to the holder. We will be entitled to a corresponding income tax deduction.

In the case of a tandem SAR, the tax consequences upon exercise of the SAR will be the same if the holder elects to surrender the related stock option. If the holder instead elects to exercise the tandem stock option and the SAR is automatically cancelled, the cancellation of the SAR will not be taxable to the holder.

Restricted Stock Awards. An award of shares of restricted stock is not generally a taxable event. The holder of an award of restricted shares will realize ordinary income each year in which the award vests in an amount equal to the fair market value at the time of vesting of the shares that vest. We will be entitled to a corresponding income tax deduction. The holder’s basis in those shares will be the amount of his or her ordinary income, and any gain or loss recognized on a subsequent sale of those shares will be treated as short-term or long-term capital gain (depending upon whether the shares were held for more than one year).

RSUs. An award of RSUs units is not generally a taxable event. The holder of a RSU award will realize ordinary income each year in which units vest in an amount equal to the amount paid in settlement of the vested units, whether paid in cash or shares of our common stock. We will be entitled to a corresponding income tax deduction. The holder’s basis in any shares paid in settlement will be the amount of his or her ordinary income, and any gain or loss recognized on a subsequent sale of those shares will be treated as short-term or long-term capital gain (depending upon whether the shares were held for more than one year).

Recommendation of Board of Directors

The Board of Directors believes that the 2014 Plan will provide an attractive benefit which will enhance our ability to continue to attract and retain dedicated and motivated employees who are critical to our success.

The Board of Directors recommends that stockholders vote “FOR” approval of the 2014 Incentive Stock Plan.

Item 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTING FIRM

We have appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLP has served as our independent registered public accounting firm since our incorporation in March 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of our annual financial statements, audit of our internal control over financial reporting and review of our interim financial statements included in our quarterly reports on Form 10-Q, statutory audits required internationally, and assistance with and review of certain documents and letters filed with the SEC during the fiscal years ended December 31, 2013 and 2012 were approximately $1.5 million and $1.4 million, respectively.

Audit-Related Fees

Ernst & Young LLP did not provide any audit-related services or other assurance or related services to us during the fiscal years ended December 31, 2013 and 2012.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for tax compliance, tax advice, and tax planning services provided to us during the fiscal years ended December 31, 2013 and 2012 were approximately $0.2 million and $0.3 million, respectively.

All Other Fees

Ernst & Young LLP did not provide any other services to us during the fiscal year ended December 31, 2013 or December 31, 2012.

In accordance with policies adopted by the Audit Committee of our Board of Directors, all audit and non-audit related services to be performed for us by our independent public accountants must be approved in advance by the Committee.

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, our Board of Directors may reconsider their appointment.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Item 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under recent changes to the rules governing proxy statements, our stockholders have the opportunity to approve, by means of a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, popularly known as “say-on-pay,” enables stockholders to express or withhold their approval of our executive compensation program in general. The vote is intended to provide an assessment by our stockholders of our overall executive compensation program and not of any one or more particular elements of that program. The Compensation Committee and the full Board intend to consider and take into account the outcome of this non-binding advisory vote in making future executive compensation decisions. Because this vote is advisory and non-binding, it will not necessarily affect or otherwise limit any future compensation of any of our named executive officers.

Our executive compensation program is described in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative discussion. Stockholders are strongly urged to read this material in its entirety, and in particular to read the “Overview” on pages 16–19, to obtain an informed understanding of our executive compensation program.

We believe that our executive compensation program is firmly aligned with the long-term interests of our stockholders. In addition to enabling us to attract and retain executive officers of the necessary caliber, our executive compensation program has as its objectives (i) making a substantial portion of our executive officers’ compensation dependent on the Company’s attainment of a measurable Company-wide performance target and (ii) structuring most of their compensation so that they benefit only if all of our stockholders benefit.

We believe that our executive compensation program satisfies these objectives and does so in a straightforward manner which has remained essentially unchanged in design for more than 16 years. Our executive compensation program consists of cash compensation and long-term incentive compensation. Cash compensation is paid in the form of a base salary and a performance bonus based on EBITDA (earnings before interest, taxes, depreciation and amortization), and long-term incentive compensation is paid in the form of stock options. Performance bonuses are dependent on Company-wide performance, and stock options, which are only granted at the closing market price on the date of grant, are dependent for their value on the subsequent growth in value of our stock. Performance bonuses represented 14.8% and stock options represented 72.9% of our executive officers’ compensation during 2013 and together represented 86.8% and 86.2% of their compensation during 2011 and 2012, respectively.

For these reasons and the reasons elaborated more fully in the “Compensation Discussion and Analysis” section and the related tables and narrative discussion, the Board of Directors requests stockholders to approve the following resolution:

Resolved, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” section and the related compensation tables and narrative discussion.

The Board of Directors recommends a vote “FOR” this resolution approving the compensation of our named executive officers.

Item 5
ADVISORY VOTE ON THE FREQUENY OF

THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the same rules governing proxy statements that require a say-on-pay vote (Item 4), our stockholders also have the opportunity to recommend, by means of a non-binding advisory vote, the frequency with which the say-on-pay vote will be held. This vote is required at least once every six years and was last held in 2011 when stockholders voted at our Annual Meeting to recommend that the say-on-pay vote be held every year.

In satisfaction of this requirement, stockholders will vote on the following resolution:

Resolved, that the stockholders recommend that the non-binding advisory vote to approve the compensation paid the Company’s named executive officers be held with the following frequency:

•	every year

•	every two years

•	every three years

•	abstain from voting

The frequency receiving the highest number of votes will be considered the frequency recommended by the stockholders. The vote on the frequency of the say-on-pay vote is advisory and non-binding. The Board of Directors intends to consider and take into account the stockholders’ recommendation in making future decisions on the frequency of the say-on-pay vote.

The Board of Directors recognizes that there are diverging views on the optimal frequency of the say-on-pay vote. Some contend that a less frequent vote would allow stockholders to focus on overall design issues rather than details of individual compensation decisions, would align with the goal of compensation programs such as ours which are designed to reward performance that promotes long-term stockholder value, and would avoid the burden that annual votes would impose on stockholders required to evaluate the compensation programs of a large number of companies each year.

Others argue that an annual vote is needed to give stockholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from stockholders.

On balance, the Board of Directors believes that the majority view among stockholders and prevailing practices among comparable public companies favor an annual advisory vote.

The Board of Directors recommends a vote FOR EVERY YEAR as the frequency of the non-binding advisory vote to approve the compensation paid to the Company’s named executive officers.

Item 6
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
TO GIVE STOCKHOLDERS THE RIGHT TO CALL A SPECIAL MEETING

Our bylaws currently give our Chairman of the Board, our President and Chief Executive Officer, and the Board of Directors the right to call a special meeting of stockholders. The Board believes that our stockholders should also have this right, and has proposed an amendment to our amended and restated certificate of incorporation, as amended, that would give stockholders who have held a net long position in 25% of our outstanding shares for at least one year the right to require us to call a special meeting of stockholders. (A stockholder’s “net long position” is generally defined as the number of shares in which the stockholder holds a positive (or “long”) economic interest, reduced by the number of shares in which the stockholder holds a negative (or “short”) economic interest.)

The text of the proposed amendment appears as Exhibit B to this proxy statement.

The Board of Directors believes that stockholders should have the right to call a special meeting if they hold a significant percentage interest in our shares and have held that interest for at least one year. Our bylaws already permit stockholders to propose business for consideration at the annual meeting of stockholders, and a mechanism already exists under the federal securities laws to enable stockholders to have proposals included in our proxy statement for the annual meeting. In view of these opportunities available to all stockholders and the expense and potential management distraction that a special meeting would entail, the Board of Directors believes that special meetings should be called only to consider extraordinary matters that are of concern to a broad stockholder base and that require attention prior to the next annual meeting of stockholders.

The Board of Directors has determined that a 25% threshold strikes an appropriate balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders could trigger the expense and possible distraction of a special meeting to pursue matters that are not widely viewed as requiring immediate attention. The net long position requirement and one-year holding requirements are similarly intended to protect against a special meeting being called by stockholders whose interests are transitory or are otherwise not aligned with the interests of other stockholders in the long-term success of the Company.

If the proposed amendment is adopted, the Board of Directors will adopt amendments to our bylaws implementing the special meeting right. These amendments will include, among other provisions, provisions dealing with the information required to be furnished with any special meeting request, the determination of the requesting stockholders’ net long position, the scope of business to be considered at any special meeting, and the date by which a special meeting must be held pursuant to any qualifying request.

In accordance with Delaware law, the Board of Directors has adopted resolutions approving the proposed amendment, declaring it advisable, and recommending it to the stockholders for their approval.

If the proposed amendment is not approved by our stockholders, our current bylaws will remain in effect, and stockholders will not have the right to call special meetings.

The Board of Directors recommends that stockholders vote “FOR” the amendment to our amended and restated certificate of incorporation, as amended, giving stockholders who have held a net long position in 25% of our outstanding shares for at least one year the right to require us to call a special meeting of stockholders.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any other business to come before the Annual Meeting for consideration by our stockholders. If any other business should properly come before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares of stock represented by the proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at our 2015 Annual Meeting of Stockholders, and to have the proposal included in our proxy statement for the meeting, must submit the proposal to us by December 12, 2014. In accordance with our bylaws, any stockholder who wishes to present a proposal from the floor for consideration at our 2015 Annual Meeting of Stockholders must submit the proposal to us no earlier than January 21, 2015 and no later than February 20, 2015.

Stockholder proposals for inclusion in our proxy statement must comply with the rules of the Securities and Exchange Commission in order to be included. Stockholder proposals should be sent to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons beneficially owning more than 10% of our outstanding common stock to file periodic reports of stock ownership and stock transactions with the Securities and Exchange Commission. On the basis of a review of copies of these reports, we believe that all filing requirements for 2013 were satisfied in a timely manner, with the exception that Messrs. Schuler, ten Brink and Kogler each filed one late report.

ADDITIONAL INFORMATION

We will provide a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2013 without charge to each stockholder as of the record date who sends a written request to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. Copies of this proxy statement and our Form 10-K as filed with the Securities and Exchange Commission are available in pdf format on our website, www.stericycle.com. Copies of this proxy statement and our Form 10-K also may be accessed directly from the SEC’s website, www.sec.gov.

Exhibit A

Stericycle, Inc. 2014 Incentive Stock Plan

Article 1

Purpose

The purpose of this plan is to recognize and reward participants for their efforts on the Company’s behalf, to motivate participants by appropriate incentives to contribute to the Company’s attainment of its performance objectives, and to align participants’ interests with those of the Company’s other stockholders through compensation based on the performance of the Company’s common stock.

Article 2

Definitions

Award means an Option, SAR Award, Restricted Stock Award or RSU Award under the Plan.

Award Agreement means a written or electronic agreement between the Company and a Participant incorporating the terms of an Award to the Participant.

Board means the Company’s Board of Directors.

Change of Control is defined in Article 7. The terms “continuing Director,” “appointed Director” and “elected Director” are also defined in Article 7.

Code means the Internal Revenue Code of 1986, as amended.

common stock means the Company’s common stock, par value $.01 per share.

Committee is defined in Paragraph 3.1. Unless the Board designates a different committee, the Compensation Committee of the Board shall serve as the Committee (as long as all of the members of the Compensation Committee qualify under Paragraph 3.1).

Company means Stericycle, Inc., a Delaware corporation.

Consultant means any individual who provides bona fide consulting or advisory services to the Company or a Subsidiary.

Director means a director of the Company.

Eligible Person means, in respect of all types of Awards except ISOs, any Employee, Director or Consultant and, in respect of ISOs, any Employee.

Employee means a full-time or part-time employee of the Company or a Subsidiary.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Expiration Date means the last day on which an Option or SAR may be exercised.

Fair Market Value means, for a given day, the last reported sales price of a share of common stock on The NASDAQ National Market (or if the day in question is not a trading day, the last reported sales price on the most recent trading day).

Grant Date means, in respect of an Award, the date that the Committee grants the Award or any later date that the Committee specifies as the effective date of the Award.

ISO means an incentive stock option described in §422 of the Code.

NSO means a nonstatutory stock option (i.e., any stock option other than an ISO).

Option means an award pursuant to Article 5 of an option to purchase shares of common stock. The Committee shall designate at the time of grant whether an Option is an ISO or a NSO.

Participant means an Eligible Person who holds an Award under the Plan.

Performance Goals means one or more of the following objective performance goals for the Company, a division or a Subsidiary, measured over a 12-month or longer period and specified either in absolute terms or in percentage terms relative to a target, base period, index or peer group:

•	earnings per share

•	earnings before interest, taxes, depreciation and amortization

•	revenues

•	income from operations

•	return on invested capital

•	return on assets

•	internal rate of return

•	return on stockholders’ equity

•	total return to stockholders

Plan means this plan, as it may be amended. The name of this Plan is the “Stericycle, Inc. 2011 Incentive Stock Plan.”

Restricted Shares means shares of common stock subject to a risk of forfeiture or other restrictions that will lapse if and when specified service requirements, Performance Goals or other conditions are satisfied.

Restricted Stock Award means an award of Restricted Shares pursuant to Article 6.

Restricted Stock Unit means a contractual right to receive one share of common stock in the future if and when specified service requirements, performance goals or other conditions are satisfied.

RSU Award means an award pursuant to Article 6 of Restricted Stock Units to an Eligible Person.

SAR, or stock appreciation right, means a contractual right to receive a payment representing the excess of the Fair Market Value of a share of common stock on the date that the right is exercised over the exercise price per share of the right.

SAR Award means an award of a Stand-Alone SAR or Tandem SAR pursuant to Article 5.

Stand-Alone SAR means an SAR that is not related to an Option.

share means a share of the Company’s common stock.

Subsidiary means a “subsidiary corporation” as defined in § 424(f) of the Code.

Tandem SAR means an SAR that is related to an Option.

Termination Date means the date of termination of service to the Company or a Subsidiary by an Employee. The following shall not be considered a termination of service: (i) a transfer of employment from the Company to a Subsidiary or from a Subsidiary to the Company or to another Subsidiary; or (ii) becoming a Consultant or Director and ceasing to serve as an Employee.

Article 3

Administration

3.1	Committee

The Board of Directors shall designate a committee of the Board (the “Committee”) to administer the Plan. The Committee shall consist of two or more directors all of whom shall be (i) “non-employee directors” as defined in Rule 16b-3 under the Exchange Act, (ii) “independent directors” under the applicable listing standards of the NASDAQ Global Select Market and (iii) “outside directors” under §162(m) of the Code.

3.2	Authority

Subject to the terms of the Plan, the Committee shall have the authority to select the Eligible Persons to whom Awards are to be granted and to determine the time, type, number of shares, vesting, restrictions, limitations and other terms and conditions of each Award.

Awards under the Plan need not be uniform in respect of different Eligible Persons, whether or not similarly situated. The Committee may consider such factors as it deems relevant in selecting Eligible Persons for Awards and in determining their Awards.

The Committee may condition the vesting of any Award on the attainment of one or more Performance Goals. Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall specify the applicable Performance Goal or Goals in the underlying Award Agreement (but in no event later than the latest permissible date to enable the Award to qualify as performance-based compensation under §162(m) of the Code). The Committee’s evaluation of a Performance Goal’s attainment may be adjusted to exclude any extraordinary events and transactions as described in Accounting Principles Board Opinion No. 30, but in all other respects, the measurement of Performance Goals shall be determined in accordance with the Company’s financial statements and U.S. generally accepted accounting principles.

The Committee may interpret the Plan, adopt, revise and rescind policies and procedures to administer the Plan, and make all factual and other determinations required for Plan’s administration.

The Committee’s determinations, interpretations and other actions shall be final and binding. No member of the Committee shall be liable for any action of the Committee in good faith.

3.3	Procedures

The members of the Committee shall elect a chairman, and the Committee shall meet as necessary at the call of the chairman or any two members of the Committee. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee at a meeting at which a quorum is present shall be taken by majority vote.

A member of the Committee may participate in any meeting of the Committee by a conference telephone call or other means that enable all persons participating in the meeting to hear one another, and participation in this manner shall constitute his or her presence in person at the meeting. The Committee also may act by the unanimous written consent of its members.

Article 4

Plan Operation

4.1	Effective Date

This Plan shall become effective if and when approved by the Company’s stockholders at the 2011 Annual Meeting of Stockholders.

4.2	Term

This Plan shall have a term of 10 years, expiring on the tenth anniversary of its approval by the Company’s stockholders (but remaining in effect, however, for outstanding Awards). No Award may be granted under the Plan after its expiration.

4.3	Maximum Number of Shares

The maximum total number of shares of common stock for which Awards may be granted under this Plan is 2,500,000 shares. This maximum shall be subject to the capitalization adjustments under Paragraph 4.6.

The shares for which Options and SARs are granted shall count against this limit on a 1-for-1 basis, and the shares for which Restricted Stock Awards and RSU Awards are granted shall count against this limit on a 2-for-1 basis (so that each share for which a Restricted Stock Award or RSU Award is granted reduces by two shares the available number of shares for which Awards may be granted).

The shares for which Awards may be granted shall be shares currently authorized but unissued or shares that the Company currently holds or subsequently acquires as treasury shares, including shares purchased in the open market or in private transactions.

4.4	Shares Available for Awards

The determination of the number of shares of common stock available for Awards under the Plan shall take into account the following:

(a) If an Option lapses or expires unexercised, the number of shares in respect of which the Option lapsed or expired shall be added back to the available number of shares for which Awards may be granted.

(b) If a Restricted Stock Award or RSU Award lapses or is forfeited, the shares in respect of which the Award lapsed or was forfeited shall be added back to the available number of shares for which Awards may be granted.

(c) If a SAR Award or RSU Award is settled in cash, the number of shares in respect of which the Award was settled in cash shall not be added back to the available number of shares for which Awards may be granted.

(d) If the exercise price of an Option is paid by delivery of shares of common stock pursuant to Paragraph 5.8, the number of shares issued upon exercise of the Option, without netting the shares delivered in payment of the exercise price, shall be taken into account in determining the available number of shares for which Awards may be granted.

4.5	Individual Limit on Awards

In any calendar year, the maximum number of shares for which Awards may be granted to any Eligible Person shall not exceed 250,000 shares in the case of Options and SARS and 100,000 shares in the case of Restricted Stock and RSU Awards, in each case taking into account all similar types of grants and awards under other stock option and equity compensation plans of the Company (other than the Company’s bonus conversion program and the Company’s employee stock purchase plan). These maximums shall be subject to the capitalization adjustments under Paragraph 4.6.

4.6	Capitalization Adjustments

In the event of a change in the number of outstanding shares of common stock by reason of a stock dividend, stock split, recapitalization, reorganization or the like, the Committee may, and in the case of a reverse stock split, the Committee shall, equitably adjust the following in order to prevent a dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan: (i) the number of shares for which Awards may be granted under the Plan, (ii) the maximum number of shares for which Awards may be granted to any Eligible Person in a calendar year, (iii) the aggregate number of shares in respect of each outstanding Award and (iv) the exercise price of each outstanding Option and SAR. The Committee may also make any other equitable adjustments that the Committee considers appropriate. Except in the case of a reverse stock split, adjustments shall be made in the Committee’s discretion, and its decisions shall be final and binding.

Article 5

Stock Options and SARs

5.1	Grant

The Committee may grant an Option or SAR to any Eligible Person. Subject to the terms of this Plan, the Committee shall determine the restrictions, limitations and other terms and conditions of each Option and SAR Award.

The Committee shall designate each Option as either an ISO or NSO, and shall designate each SAR Award as either a Stand-Alone SAR or a Tandem SAR. A Tandem SAR may not be granted later than the time that its related Option is granted.

5.2	Exercise Price

The Committee shall determine the exercise price of each Option and SAR. The exercise price per share may not be less than the Closing Price on the Grant Date of the Option or SAR.

Except for capitalization adjustments under Paragraph 4.6 or as approved by the Company’s stockholders, the exercise price per share of any outstanding Option or SAR may not be reduced, and the Option or SAR may not be surrendered to the Company for cash or as consideration for the grant of a new Option or SAR with a lower exercise price per share.

5.3	Vesting and Term

The Committee shall determine the time or times at which each Option and Stand-Alone SAR becomes vested. Vesting may be based on continuous service or on the attainment of Performance Goals or other conditions specified in the Award Agreement. A Tandem SAR shall vest if and to the extent that its related Option vests, and shall expire or be canceled when its related Option expires or is canceled. No Option or SAR may have an Expiration Date more than 10 years from its Grant Date.

Each Option and SAR held by an Employee shall become fully vested as of his or her Termination Date if the Employee’s termination of employment occurs by reason of his or her death. In addition, the Committee, in its discretion, may accelerate the vesting of an Option or SAR at any time.

5.4	Termination of Employment

In the case of an Option or SAR held by an Employee whose employment terminates:

(a) if and to the extent that the Option or SAR is unvested as of the Employee’s Termination Date, the Option or SAR shall lapse on the Termination Date; and

(b) if and to the extent that the Option or SAR is vested as of the Employee’s Termination Date, the Option or SAR shall expire as specified in the underlying Award Agreement, or if no date is specified, (i) on the earlier of 30 days after the Employee’s Termination Date or the expiration date of the Option or SAR, or (ii) if the Employee’s employment terminated by reason of his or her death, on the earlier of the first anniversary of the Employee’s death or the expiration date of the Option or SAR.

The Committee may extend the expiration date of the Option or SAR to any date up to the last day of the term of the Option or SAR.

5.5	Transferability

No Option or SAR may be transferred, assigned or pledged, whether by operation of law or otherwise, except (i) as provided in the underlying Award Agreement or as the Committee otherwise permits, or (ii) as provided by will or the applicable laws of intestacy or (iii) if:

(a) the transferee is a revocable trust that the employee established for estate planning reasons (in respect of which the employee is treated as the owner for federal income tax purposes); or

(b) the transferee is (i) the spouse of the employee or a child, step-child, grandchild, parent, sibling or child of a sibling of the employee (each an “eligible transferee”), (ii) a custodian for an eligible transferee under any Uniform Transfers to Minors Act or Uniform Gifts to Minors Act or (iii) a trust for the primary benefit of one or more eligible transferees.

Transfers described in the preceding clause (b) shall be subject to any restrictions and requirements that the Committee considers appropriate (for example, the transferee’s written agreement to be bound by the terms of the Plan and the underlying Award Agreement).

No Option or SAR shall be subject to execution, attachment or similar process.

5.6	Additional ISO Rules

To the extent that the aggregate fair market value (determined in respect of each ISO on the basis of the Fair Market Value of a share of common stock on the ISO’s Grant Date) of the underlying shares of all ISOs that become exercisable by an individual for the first time in any calendar year exceeds $100,000, the Options shall be treated as NSOs. This limitation shall be applied by taking ISOs into account in the order in which they were granted.

In the case of an ISO granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Subsidiary), the exercise price per share may not be less than 110% of the Closing Price on the Grant Date and the ISO may not have an Expiration Date more than five years from the Grant Date.

The Award Agreement underlying an Option that the Committee designates as an ISO may contain any additional terms, beyond those of this Plan, that the Committee considers necessary or desirable to include to assure that the Option complies with the requirements of § 422 of the Code.

5.7	Manner of Exercise

A vested Option or SAR may be exercised in full or only partially (but in the case of a partial exercise, only in respect of a whole number of shares) by (i) written notice to the Committee or its designee stating the number of shares in respect of which the Option or SAR is being exercised and, in the case of an Option, (ii) full payment of the exercise price of those shares.

5.8	Payment of Exercise Price

Payment of the exercise price of an Option shall be made by check or, if permitted by the Committee (either in the underlying Award Agreement or at the time of exercise), by: (i) delivery of shares of common stock having a Fair Market Value on the date of exercise equal to the exercise price; (ii) directing the Company to withhold, from the shares otherwise issuable upon exercise of the Option, shares having a Fair Market Value on the date of exercise equal to the exercise price; (iii) by an open-market broker-assisted sale pursuant to which the Company is promptly delivered the portion of the sales proceeds necessary to pay the exercise price; (iv) any combination of these methods of payment; or (v) any other method of payment that the Committee authorizes.

5.9	Tandem SARs

A Tandem SAR shall entitle the Participant to elect to exercise either the SAR or the related Option as to all or any portion of the shares subject to the SAR and Option. The exercise of a Tandem SAR shall cause the immediate and automatic cancellation of its related Option with respect to the same number of shares, and the exercise, expiration or cancellation of the related Option (other than by reason of the exercise of the Tandem SAR) shall cause the automatic and immediate cancellation of the Tandem SAR with respect to the same number of shares.

5.10	Settlement of SARs

Settlement of a SAR may be made, in the Committee’s discretion, in shares of common stock or in cash, or in a combination of the two, subject to applicable tax withholding requirements. Any cash payment in settlement of a SAR shall be made on the basis of the Fair Market Value of a share of common stock on the date that the SAR is exercised.

Article 6

Restricted Stock

and Restricted Stock Units

6.1	Grant

The Committee may issue Restricted Shares or grant Restricted Stock Units to any Eligible Person. Subject to the terms of this Plan, the Committee shall determine the restrictions, limitations and other terms and conditions of each Restricted Stock Award and RSU Award.

6.2	Vesting

The Committee shall determine the time or times at which each Restricted Stock Award or RSU Award becomes vested. Vesting may be based on continuous service or on the attainment of specified Performance Goals or other conditions specified in the Award Agreement.

Each Restricted Stock Award and RSU Award held by an Employee shall become fully vested as of his or her Termination Date if the Employee’s termination of employment occurs by reason of his or her death. In addition, the Committee, in its discretion, may accelerate the vesting of a Restricted Stock Award or RSU Award at any time.

6.3	Transferability

Prior to the vesting of a Restricted Stock Award, the Restricted Shares subject to the Award may not be transferred, assigned or pledged (except as provided in the Award Agreement or as the Committee permits) and shall not be subject to execution, attachment or similar process. (After vesting, the shares may still remain subject to restrictions on transfer under applicable securities laws and any restrictions imposed by the Award Agreement.) The Committee may require each certificate representing Restricted Shares to bear a legend making appropriate reference to the restrictions on the shares, and may also require that the certificate, together with a stock power duly endorsed in blank by the Participant, remain in the Company’s physical custody or in escrow with a third party until all restrictions have lapsed.

6.4	Rights as Stockholder

Subject to the terms of the Plan and the underlying Award Agreement, a Participant shall have all of the rights of a stockholder in respect of the Restricted Shares subject to a Restricted Stock Award, including the right to vote the shares and to receive all dividends and other distributions in respect of the shares. The Committee may provide in the Award Agreement for the payment of dividends and distributions to the Participant when dividends are paid to stockholders generally or at the time of vesting or distribution of the Restricted Shares.

A Participant shall not have any rights as a stockholder in respect of the shares of common stock subject to a RSU Award until those shares have been issued and delivered to the Participant pursuant to the terms of the Award.

6.5	Settlement of RSU Award

Settlement of a RSU Award may be made, in the Committee’s discretion, in shares of common stock or in cash, or in a combination of the two, subject to applicable tax withholding requirements. Any cash payment in settlement of a RSU Award shall be made on the basis of the Fair Market Value of a share of common stock on the date that the shares subject to the Award become issuable to the Participant.

6.6	Deferrals

The Committee may (but shall not be required to) permit a Participant to elect to defer the delivery of shares upon the vesting or settlement of a Restricted Stock Award or RSU Award. Any such election shall be for a deferral period and in a manner and on terms that the Committee approves and that comply with the requirements of § 409A of the Code.

Article 7

Change of Control

Upon a Change of Control, all outstanding Awards shall become fully vested and exercisable, and all restrictions on the shares underlying Restricted Stock Awards shall lapse.

A “Change of Control” means an event or the last of a series of related events by which:

(a) any Person directly or indirectly acquires or otherwise becomes entitled to vote stock having 51% or more of the voting power in elections for directors; or

(b) during any 24-month period a majority of the members of the Board of Directors ceases to consist of directors who were:

(1) Directors at the beginning of the period (“continuing Directors”); or

(2) elected to office after the start of the period by the Board of Directors with the approval of two-thirds of the incumbent continuing Directors (“appointed Directors”); or

(3) elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent continuing and appointed Directors (“elected Directors”); or

(4) elected to office after the start of the period by the Board of Directors with the approval of two-thirds of the incumbent continuing, appointed and elected Directors; or

(5) elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent continuing, appointed and elected Directors; or

(c) the Company merges or consolidates with another corporation, and holders of outstanding shares of the Company’s common stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 75% of the voting power in elections for directors; or

(d) the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 75% of the voting power in elections for directors.

As used in this definition, a “Person” means any “person” as that term is used in sections 13(d) and 14(d) of the Exchange Act, together with all of that person’s “affiliates” and “associates” as those terms are defined in Rule 12b-2 under the Exchange Act.

Article 8

Miscellaneous Provisions

8.1	Award Agreement

Each Award under the Plan shall be evidenced by an Award Agreement which shall be subject to and incorporate the terms of the Plan.

8.2	Tax Withholding

The Company may withhold an amount sufficient to satisfy its withholding tax obligations, if any, in connection with any Award under the Plan, and the Company may defer making any payment or delivery of shares pursuant to the Award unless and until the Participant indemnifies the Company to its satisfaction in respect of its withholding obligation.

8.3	Amendment and Termination

The Board may amend, suspend or terminate the Plan at any time. The Company’s stockholders shall be required to approve any amendment that would materially increase the number of shares of common stock for which Awards may be granted or that would increase the number of shares of common stock for which ISOs may be granted (other than an amendment authorized under Paragraph 4.6). If the Plan is terminated, the Plan shall remain in effect for Awards outstanding as of its termination. No amendment, suspension or termination of the Plan shall adversely affect the rights of the holder of any outstanding Award without his or her consent.

8.4	Foreign Jurisdictions

The Committee may adopt, amend and terminate a supplement to the Plan to permit Employees in another country to receive Awards under the supplement (on terms not inconsistent with the terms of Awards under the Plan) in compliance with that country’s securities, tax and other laws.

8.5	No Right To Employment

Nothing in this Plan or in any Award Agreement shall give any person the right to continue in the employ of the Company or any Subsidiary or limit the right of the Company or Subsidiary to terminate his or her employment.

8.6	Notices

Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Committee at the Company’s principal office or to any other person at his or her address as it appears on the Company’s payroll or other records.

8.7	Severability

If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

8.8	Governing Law

This Plan and all Award Agreements shall be governed in accordance with the laws of the State of Illinois.

Exhibit B

Proposed Amendment to

Certificate of Incorporation

The proposed amendment would add the following as a new Article 12 to Stericycle’s amended and restated certificate of incorporation, as amended:

Article 12

Special Meetings of Stockholders

A special meeting of stockholders may be called for any purpose or purposes by the chairman of the board or the president and chief executive officer, or by the secretary of the Corporation at the direction of the board of directors. Subject to the applicable provisions of the bylaws implementing this Article 12, a special meeting of stockholders shall be called by the secretary of the Corporation at the written request of one or more stockholders of record who have continuously held, for at least one year prior to the date of delivery of their special meeting request, a net long position in shares representing in the aggregate at least 25% of the Corporation’s outstanding shares of common stock.

B-1

28161 North Keith Drive

Lake Forest, Illinois 60045

2014 ANNUAL MEETING OF STOCKHOLDERS

May 21, 2014

Your vote is important!

Please sign and promptly return your proxy card or voting instruction card in the enclosed envelope or, if your shares are registered in your name, vote your shares telephonically, by calling (800) 690-6903, or via the Internet, by going to www.proxyvote.com.

If your shares are registered in the name of a broker, you may be able to vote your shares telephonically or via the internet. Check the information provided to you by your broker to see which options are available to you.

Admission Request Form for 2014 Annual Meeting

I am a stockholder of Stericycle, Inc. (If your shares are registered in a broker’s name, please enclose confirmation of stock ownership.) I plan to attend the 2014 Annual Meeting to be held on Wednesday, May 21, 2014, at 11:00 a.m., Central Daylight Time, at the Hilton Garden Inn Chicago O’Hare Airport, 2930 South River Road, Des Plaines, Illinois 60018. Please send me an admissions card. I understand that an admissions card will admit only the stockholder or stockholders to whom it is issued, and may not be transferred.

Name
Please print name of stockholder

Name
Please print name of stockholder (if joint owner)

Address

City	State	Zip Code

Telephone	( )

If you plan to attend the Annual Meeting, please detach, complete and return the Admission Request Form above directly to Stericycle, Inc., Annual Meeting Ticket Requests, 28161 North Keith Drive, Lake Forest, Illinois 60045. All Admission Request Forms must be received by May 14, 2014.

To avoid a delay in receipt of your admissions card, mail the Admission Request Form separately. Do not return it with your proxy card or mail it in the enclosed envelope.

If you need directions to the Annual Meeting, please call Investor Relations at (800) 643-0240 ext. 2012.

STERICYCLE, INC. 28161 NORTH KEITH DRIVE LAKE FOREST, IL 60045

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M56206-P33274 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STERICYCLE, INC.
The Board of Directors recommends you vote FOR all nominees for director, FOR Items 2, 3, 4 and 6, and For “1 YEAR” on Item 5.

1.	Election of Directors	For	Against	Abstain
	1a. Mark C. Miller	☐	☐	☐
	1b. Jack W. Schuler	☐	☐	☐			For	Against	Abstain
	1c. Charles A. Alutto	☐	☐	☐	2.	Approval of the Company’s 2014 Incentive Stock Plan	☐	☐	☐
	1d. Thomas D. Brown	☐	☐	☐	3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014	☐	☐	☐
	1e. Thomas F. Chen	☐	☐	☐	4.	Advisory resolution approving the compensation paid to the Company’s executive officers	☐	☐	☐
	1f. Rod F. Dammeyer	☐	☐	☐	5.	Advisory resolution on the frequency of the advisory vote on executive compensation (choose one frequency)	☐	☐	☐
	1g. William K. Hall	☐	☐	☐	1 Year 2 Years 3 Years Abstain ☐ ☐ ☐ ☐
	1h. John Patience	☐	☐	☐	6.	Approval of an amendment to the Company’s certificate of incorporation to give stockholders the right to call a special meeting	☐	☐	☐
	1i. Mike S. Zafirovski	☐	☐	☐
For address changes, mark here. (see reverse for instructions)				☐	NOTE: This proxy will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56207-P33274

STERICYCLE, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 21, 2014 11:00AM Central Daylight Time

The Hilton Garden Inn Chicago O’Hare Airport

2930 South River Road

Des Plaines, Illinois 60018

I or we hereby appoint each of Jack W. Schuler, Rod F. Dammeyer and John Patience (the “proxies”) as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of common stock, par value $.01 per share, of Stericycle, Inc. (the “Company”) held of record by me or us on March 21, 2014 at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 21, 2014 at 11:00 a.m. Central Daylight Time, at the Hilton Garden Inn Chicago O’Hare Airport, 2930 South River Road, Des Plaines, Illinois 60018, and at any adjournment of the Annual Meeting.

If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company’s Board of Directors, i.e., FOR each of the nine nominees for election as a director (Item 1), FOR approval of the Company’s 2014 Incentive Stock Plan (Item 2), FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 (Item 3), FOR approval of the advisory resolution approving the compensation paid to the Company’s executive officers (Item 4), FOR ONE YEAR as the frequency recommended by the advisory vote on the frequency of the advisory vote on executive compensation (Item 5), and FOR approval of an amendment to the Company’s amended and restated certificate of incorporation to give stockholders the right to call a special meeting (Item 6). This Proxy will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(If you noted any address changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)